IndyMac IMSC Mortgage Loan Trust 2007-HOA1

Final Term Sheet

[IndyMac Bank, F.S.B. LOGO]

$425,658,100 (Approximate)

IndyMac MBS, Inc.
Depositor

IndyMac Bank, F.S.B.
Sponsor, Seller and Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC AND IS EFFECTIVE FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED JUNE 29, 2007

IndyMac IMSC Mortgage Loan Trust 2007-HOA1

Distributions are payable monthly on the 25th day of each month, beginning July 25, 2007

The following classes of certificates are offered pursuant to this free writing prospectus:

Class	Initial Class Certificate Balance / Initial Notional Amount (1)	Pass-Through Rate (2)	Class	Initial Class Certificate Balance / Initial Notional Amount (1)	Pass-Through Rate (2)
Class A-1-1	$168,288,000	Floating	Class B-1	$7,601,000	Floating
Class A-1-2	$70,119,000	Floating	Class B-2	$6,081,000	Floating
Class A-2-1	$36,083,000	Floating	Class B-3	$1,737,000	Floating
Class A-2-2	$32,955,000	Floating	Class B-4	$2,606,000	Floating
Class A-2-3	$22,671,000	Floating	Class B-5	$1,738,000	Floating
Class A-2-4	$10,465,000	Floating	Class B-6	$1,303,000	Floating
Class A-3	$60,102,000	Floating	Class B-7	$1,303,000	Floating
Class AXPP	$434,344,776(3)	Variable	Class B-8	$1,303,000	Floating
Class A-R	$100	Variable	Class B-9	$1,303,000	Floating

(1)           This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)           The classes of certificates offered by this free writing prospectus, together with the method of calculating their pass-through rates, are listed in the tables under “Summary—Description of the Certificates.”

(3)           The Class AXPP Certificates will consist of an interest-only component and a principal-only component.  The initial notional amount of the Class AXPP Certificates is set forth in the table above but is not included in the aggregate class certificate balance of all the certificates offered.

Issuing Entity

IndyMac IMSC Mortgage Loan Trust 2007-HOA1, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank.  Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

Significant Originators

All of the mortgage loans were acquired by the sponsor through its conduit channel.  Approximately 47.51% and 16.63% of the mortgage loans were originated by Quicken Loans Inc. and Residential Mortgage Capital, respectively.  The remainder of the mortgage loans were acquired from sellers each of which account for less than 10% of the mortgage loans.

Trustee and Supplemental Interest Trustee

Deutsche Bank National Trust Company, a national banking association.  The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention:  Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration IN07MH, and its telephone number is (714) 247-6000.

Certificate Insurer

Financial Security Assurance Inc. will unconditionally and irrevocably guarantee certain payments on the Class A-1-2, Class A-2-3 and Class A-3 Certificates on each distribution date pursuant to the terms of a financial guaranty insurance policy.  The policy will not cover any classes of certificates other than the Class A-1-2, Class A-2-3 and Class A-3 Certificates and is subject to certain limitations as described in this free writing prospectus.

Swap Counterparty, Cap Counterparty and Corridor Counterparty

The Bank of New York, a New York banking corporation.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of June 1, 2007 among the seller, the servicer, the depositor, the trustee and the supplemental interest trustee, under which the issuing entity will be formed.

Cut-off Date

For each mortgage loan, the later of June 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about June 29, 2007.

The Mortgage Loans

The mortgage pool will consist primarily of 30- and 40-year conventional adjustable-rate negative amortization mortgage loans secured by first liens on one- to four-family residential properties.  The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate is adjustable, based on (x) the one-year LIBOR index, (y)  the six-month LIBOR index or (z) the MTA index.

The percentages of the aggregate stated principal balance of the mortgage loans as of the cut-off date for the various fixed rate periods are expected to be approximately as follows:

Fixed Rate Period (months)	Percent of Cut-off Date Pool Principal Balance
36	0.32%
60	90.38%
84	9.31%

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in the issuing entity had the following characteristics:

Aggregate Stated Principal Balance	$434,344,776

Geographic Concentrations in excess of 10%:
California	44.79%

Weighted Average Original LTV Ratio	74.93%

Weighted Average Mortgage Rate	6.952%

Range of Mortgage Rates	5.500% to 9.125%

Average Current Principal Balance	$328,800

Range of Current Principal Balances	$61,061 to $2,518,956

Weighted Average Remaining Term to Maturity	358 months

Weighted Average FICO Credit Score	721

Weighted Average Gross Margin	2.468%

Weighted Average Maximum Mortgage Rate	11.965%

Weighted Average Minimum Mortgage Rate	2.468%

Range of Months to Next Mortgage Rate Adjustment	29 to 84 months

Range of Months to Next Payment Adjustment	30 to 85 months

Negative Amortization Limit
105%	0.11%
110%	1.07%
115%	98.82%

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance / Initial Notional Amount (1)	Principal Type	Interest Type	Final Scheduled Distribution Date	Modeled Final Distribution Date	Initial Rating Moody’s/S&P (4)
Offered Certificates
A-1-1	$168,288,000	Senior/Super Senior	Floating Rate	July 25, 2037	September 25, 2013	Aaa/AAA
A-1-2	$70,119,000	Senior/Super Senior/ Senior Support	Floating Rate	July 25, 2037	September 25, 2013	Aaa/AAA
A-2-1	$36,083,000	Senior/Super Senior	Floating Rate	July 25, 2037	February 25, 2009	Aaa/AAA
A-2-2	$32,955,000	Senior/Super Senior	Floating Rate	July 25, 2037	December 25, 2010	Aaa/AAA
A-2-3	$22,671,000	Senior/Super Senior	Floating Rate	July 25, 2037	June 25, 2013	Aaa/AAA
A-2-4	$10,465,000	Senior/Super Senior	Floating Rate	July 25, 2037	September 25, 2013	Aaa/AAA
A-3	$60,102,000	Senior/ Senior Support	Floating Rate	July 25, 2037	September 25, 2013	Aaa/AAA
AXPP	$434,344,776 (5)	Senior/Component	Variable Rate	July 25, 2037	September 25, 2013	Aaa/NR
A-R	$100	Senior/REMIC Residual	Variable Rate	July 25, 2037	July 25, 2007	Aaa/AAA
B-1	$7,601,000	Subordinate	Floating Rate	July 25, 2037	September 25, 2013	Aa1/AA+
B-2	$6,081,000	Subordinate	Floating Rate	July 25, 2037	September 25, 2013	Aa2/AA
B-3	$1,737,000	Subordinate	Floating Rate	July 25, 2037	September 25, 2013	Aa2/AA-
B-4	$2,606,000	Subordinate	Floating Rate	July 25, 2037	September 25, 2013	A1/A+
B-5	$1,738,000	Subordinate	Floating Rate	July 25, 2037	September 25, 2013	A1/A
B-6	$1,303,000	Subordinate	Floating Rate	July 25, 2037	September 25, 2013	A2/A-
B-7	$1,303,000	Subordinate	Floating Rate	July 25, 2037	September 25, 2013	A3/BBB+
B-8	$1,303,000	Subordinate	Floating Rate	July 25, 2037	September 25, 2013	Baa1/BBB
B-9	$1,303,000	Subordinate	Floating Rate	July 25, 2037	September 25, 2013	Baa2/BBB-

Non-Offered Certificates(6)
B-10	$2,823,000	Subordinate	Variable Rate	July 25, 2037	September 25, 2013	Ba2/BB
B-11	$3,475,000	Subordinate	Variable Rate	July 25, 2037	September 25, 2013	NR/B
B-12	$2,388,676	Subordinate	Variable Rate	July 25, 2037	September 25, 2013	NR/NR
L	N/A	Late Payment Fees		N/A	N/A	NR/NR
C-X	N/A	N/A		N/A	N/A	NR/NR
_______________
(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(3)
The offered certificates will not be offered unless they are assigned not lower than the indicated ratings by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service Inc. (“Moody’s”).  A rating is not a recommendation to buy, sell or hold securities.  These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(4)
Solely for purposes of determining distributions of principal and interest and the allocation of realized losses and net deferred interest on the mortgage loans, the Class AXPP Certificates are comprised of two components that are not separately transferable: an interest-only component (the IO Component) and a principal-only component (the PO Component).  The IO Component is a notional amount, interest only component that will not have a component principal balance.  The PO Component will have a component principal balance (initially zero).  The notional amount of the Class AXPP Certificates will equal the notional amount of its IO Component.  The class certificate balance of the Class AXPP Certificates will equal the component principal balance of its PO Component.

The component notional amount of the IO Component immediately prior to any distribution date will be equal to the aggregate stated principal balance of the mortgage loans as of the due date in the prior month after giving effect to prepayments in the prepayment period related to that prior due date.

The component principal balance of the PO Component will initially be zero and will increase by the amount of net deferred interest from the mortgage loans allocated to the IO Component, as described in this free writing prospectus. The component principal balance of the PO Component will be reduced by all amounts actually distributed as principal on that component and all realized losses applied in reduction of principal on that component on all prior distribution dates as described in this free writing prospectus.

The Class AXPP Certificates will also be entitled to receive prepayment charges on the mortgage loans paid by borrowers.  These amounts will not be available for distribution to other classes of certificates.  The ratings assigned to the Class AXPP Certificates do not address the likelihood that any prepayment charges will be received by the Class AXPP Certificates.

(5)
The Class B-10, Class B-11, Class B-12, Class L and Class C-X Certificates are not offered by this free writing prospectus.  The Class L Certificates will be entitled to receive all late payment fees collected on the mortgage loans.  On each Distribution Date, the Class C-X Certificates will be entitled to receive any amounts remaining in the corridor contract reserve fund and the cap contract reserve fund after all required distributions are made from those funds.  Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Initial Pass-Through Rate (1)	Pass-Through Rate Before and Including the Optional Termination Date (2)	Pass-Through Rate After the Optional Termination Date (3)	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
A-1-1	5.500000%	LIBOR + 0.180%(4)	LIBOR + 0.360%(4)	(5)	Actual/360 (6)
A-1-2	5.500000%	LIBOR + 0.180%(4)	LIBOR + 0.360%(4)	(5)	Actual/360 (6)
A-2-1	5.410000%	LIBOR + 0.090%(4)	LIBOR + 0.180%(4)	(5)	Actual/360 (6)
A-2-2	5.500000%	LIBOR + 0.180%(4)	LIBOR + 0.360%(4)	(5)	Actual/360 (6)
A-2-3	5.600000%	LIBOR + 0.280%(4)	LIBOR + 0.560%(4)	(5)	Actual/360 (6)
A-2-4	5.630000%	LIBOR + 0.310%(4)	LIBOR + 0.620%(4)	(5)	Actual/360 (6)
A-3	5.500000%	LIBOR + 0.180%(4)	LIBOR + 0.360%(4)	(5)	Actual/360 (6)
AXPP	N/A	(7)	(7)	calendar month (8)	30/360 (9)
A-R	6.569138%	(10)	(10)	calendar month (8)	30/360 (9)
B-1	5.770000%	LIBOR + 0.450%(4)	LIBOR + 0.675%(4)	(5)	Actual/360 (6)
B-2	5.870000%	LIBOR + 0.550%(4)	LIBOR + 0.825%(4)	(5)	Actual/360 (6)
B-3	6.170000%	LIBOR + 0.850%(4)	LIBOR + 1.275%(4)	(5)	Actual/360 (6)
B-4	6.320000%	LIBOR + 1.000%(4)	LIBOR + 1.500%(4)	(5)	Actual/360 (6)
B-5	6.570000%	LIBOR + 1.250%(4)	LIBOR + 1.875%(4)	(5)	Actual/360 (6)
B-6	6.820000%	LIBOR + 1.500%(4)	LIBOR + 2.250%(4)	(5)	Actual/360 (6)
B-7	7.320000%	LIBOR + 2.000%(4)	LIBOR + 3.000%(4)	(5)	Actual/360 (6)
B-8	7.320000%	LIBOR + 2.000%(4)	LIBOR + 3.000%(4)	(5)	Actual/360 (6)
B-9	7.320000%	LIBOR + 2.000%(4)	LIBOR + 3.000%(4)	(5)	Actual/360 (6)

Non-Offered Certificates
B-10	6.569138%	(10)	(10)	calendar month (8)	30/360 (9)
B-11	6.569138%	(10)	(10)	calendar month (8)	30/360 (9)
B-12	6.569138%	(10)	(10)	calendar month (8)	30/360 (9)
L	(11)	(11)	(11)	N/A	N/A
C-X	(11)	(11)	(11)	N/A	N/A
______________
(1)	Reflects the expected pass-through rate as of the closing date.

(2)
Reflects the pass-through rate calculation up to and including the earliest possible distribution date on which the servicer has the option to purchase the mortgage loans as described in this free writing prospectus.

(3)
Reflects the pass-through rate calculation if the option to purchase the mortgage loans is not exercised by the servicer at the earliest possible distribution date as described in this free writing prospectus.

(4)
The pass-through rates on the LIBOR certificates adjust monthly based on the level of one-month LIBOR, subject to the related net WAC cap.  LIBOR for the related interest accrual period is calculated as described in this free writing prospectus.  The net WAC cap is a per annum rate generally equal to the weighted average adjusted net mortgage rate of the mortgage loans less the effective rate of payments to be made to the swap counterparty (other than swap termination payments resulting from a swap counterparty trigger event) and less, with respect to the Class A-1-2, Class A-2-3 and Class A-3 Certificates, the related policy premium rate, adjusted on the basis of a 360-day year and the actual number of days in the related interest accrual period.

(5)
The interest accrual period for any distribution date will be the period beginning on the preceding distribution date (or in the case of the first distribution date, on the closing date) and ending on the day immediately preceding that distribution date.

(6)	Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

(7)
The pass-through rate for the IO Component of the Class AXPP Certificates for the interest accrual period for any distribution date will equal the excess, if any, of (i) the weighted average net WAC cap (adjusting the net WAC cap relating to the LIBOR certificates to reflect a 30-day month convention and treating the PO Component as having a net WAC cap equal to that of the Class B-10 Certificates for this purpose) for that distribution date over (ii) the weighted average pass-through rate on the certificates (adjusting the pass-through rate relating to the LIBOR certificates to reflect a 30-day month convention and treating the PO Component as having a pass-through rate of zero for this purpose) for that distribution date.  On each distribution date, the interest that would otherwise be distributable to the IO Component based on the pass-through rate described above (after giving effect to any reduction in respect of net deferred interest allocated to the IO Component on such distribution date), will be reduced by the amount, if any, that is necessary to fund payment of any carryover shortfall amounts to the holders of the LIBOR certificates.  The PO Component is a principal-only component and will not be entitled to distributions of interest.

(8)	The interest accrual period for any distribution date will be the calendar month preceding that distribution date.

(9)	Interest will accrue at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(10)
The pass-through rate for the Class A-R, Class B-10, Class B-11 and Class B-12 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans for that distribution date.

(11)	The Class L and Class C-X Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Class of Certificates

Senior Certificates:	Class A-1-1, Class A-1-2, Class A-2-1, Class A-2-2, Class A-2-3, Class A-2-4, Class A-3, Class AXPP and Class A-R Certificates

Subordinated Certificates:	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates

LIBOR Certificates:	Offered Certificates (other than the Class AXPP and Class A-R Certificates)

Offered Certificates:	Senior and Subordinated Certificates (other than the Class B-10, Class B-11 and Class B-12 Certificates)

Residual Certificates:	Class A-R Certificates

Notional Amount Certificates:	Class AXPP Certificates

Super Senior Certificates:	Class A-1-1, Class A-1-2, Class A-2-1, Class A-2-2, Class A-2-3 and Class A-2-4 Certificates

Senior Support Certificates:	Class A-1-2 and Class A-3 Certificates

Components:	IO and PO Components

Non-offered Certificates:	Class B-10, Class B-11, Class B-12, Class L and Class C-X Certificates

The rights of the holders of the subordinated certificates to receive distributions of principal and interest will be subordinate to the rights of the holders of the senior certificates.

The Class L Certificates will be entitled to receive late payment fees paid by borrowers with respect to the mortgage loans, to the extent the issuing entity is entitled to those late payment fees.  These amounts will not be available for distribution to other classes of certificates.

On each distribution date, the Class C-X Certificates will be entitled to receive any amounts remaining in the corridor contract reserve fund and the cap contract reserve fund after all required distributions are made from those funds.

The Class B-10, Class B-11, Class B-12, Class L and Class C-X Certificates are not offered by this free writing prospectus.

Record Date

The business day immediately preceding a distribution date in the case of the LIBOR certificates or, in the case of the Class AXPP, Class A-R, Class B-10, Class B-11 and Class B-12 Certificates or if the LIBOR certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

The record date for any class of certificates for the first distribution date will be the closing date.

Denominations

Senior Certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1 in excess thereof.

Subordinated Certificates:

$100,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

$100.

Registration of Offered Certificates

Offered Certificates (other than the Class A-R Certificates)

Book-entry form.  Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Residual Certificates

Fully registered certificated form.  The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution date is scheduled for July 25, 2007.

Components

Solely for purposes of determining distributions of principal and interest and the allocation of realized losses and net deferred interest on the mortgage loans, the Class AXPP Certificates will be comprised of two components: the IO Component and the PO Component.  The IO Component is an interest only component that will not have a component principal balance but will accrue interest on its component notional amount (initially, approximately $434,344,776) described in this free writing prospectus.  The PO Component will have a component principal balance (initially, zero) that will increase by the amount of net deferred interest that is allocated to the IO Component as described in this free writing prospectus.  The class certificate balance, if any, of the Class AXPP Certificates will equal the component principal balance of the PO Component.

The holders of the Class AXPP Certificates will be entitled to receive distributions of interest and principal on any distribution date to the extent of the amount of interest or principal distributed with respect to its components on such distribution date.  In addition, prepayment charges, if any, received in respect of the mortgage loans will be distributable to the Class AXPP Certificates.  Holders of Class AXPP Certificates may not transfer any component separately.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class or component of certificates is shown in the table on page S-10.

On each distribution date, to the extent funds are available, each class or component of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance, or in the case of the Class AXPP Certificates, on the component notional amount of the interest-only component, immediately prior to that distribution date, together with any interest remaining unpaid from prior distribution dates (less any net deferred interest allocated to that class).

Interest will accrue for each interest accrual period related to a distribution date on each class of LIBOR certificates at the lesser of (1) the applicable annual rate as described in the table on page S-10 for that class of certificates and (2) the related net WAC cap for that distribution date.  The net WAC cap for any distribution date is the weighted average adjusted net mortgage rate of the mortgage loans, net of the effective rate of any swap payments and swap termination payments payable by the issuing entity to the swap counterparty (other than any swap termination payments due to a swap counterparty trigger event) for that distribution date and, in the case of the Class A-1-2, Class A-2-3 and Class A-3 Certificates, the monthly premium due to the certificate insurer, adjusted on the basis of a 360-day year and the actual number of days in the related interest accrual period.

Interest will accrue for each interest accrual period related to a distribution date on the Class A-R, Class B-10, Class B-11 and Class B-12 Certificates at the weighted average adjusted net mortgage rate of the mortgage loans for that distribution date.

Effect of negative amortization.  If an increase in the applicable mortgage index causes interest to accrue on a mortgage loan for a given month in excess of the monthly payment that the borrower elects to pay for that mortgage loan, the amount of that excess will be added to the outstanding principal balance of that mortgage loan in the form of deferred interest.  The amount of interest distributable on a distribution date with respect to any class or component of certificates will be reduced by the amount, if any, of net deferred interest for that distribution date that is allocated to such class of certificates, as described in this free writing prospectus.  For any distribution date, the amount of deferred interest on the mortgage loans that will be allocated to the classes of certificates will equal the excess, if any, of the interest deferred on the mortgage loans from the previous due date to the due date related to that distribution date over the amount of principal payments (including prepayments and recoveries received on the mortgage loans during the prepayment period related to that distribution date) (this amount is referred to as the “net deferred interest”).  In the case of any class of certificates other than the Class AXPP Certificates, the net deferred interest allocated to such class of certificates will be added as principal to the outstanding class certificate balance of such class of certificates.  With respect to the Class AXPP Certificates, the net deferred interest allocated to the IO Component will be added as principal to the outstanding component principal balance of the PO Component.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool principal balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments in excess of a borrower’s interest only monthly payment on the mortgage loans exceeds the amount of the reduction in the servicer’s servicing compensation, the interest entitlement for each class and component of certificates will be reduced proportionately by the amount of this excess.  The financial guaranty insurance policy will not cover prepayment interest shortfalls.

If LIBOR plus the related margin for a class of LIBOR certificates exceeds the related capped interest rate, holders of those certificates will be entitled to receive the resulting carryover shortfall amount (which is interest due on a distribution date that was not paid on that distribution date or any prior distribution date due to the application of the related net WAC cap).  For each class of LIBOR certificates, any carryover shortfall amounts will be payable from interest otherwise distributable on the IO Component to the extent described in this free writing prospectus, from payments allocated to the issuing entity from the swap contract (until the swap contract termination date), beginning in September 2007, from payments under the cap contract (until the cap contract termination date) and, beginning in November 2007, from payments under the corridor contract (until the corridor contract termination date) in the manner described in this free writing prospectus.  The financial guaranty insurance policy will not cover carryover shortfall amounts.

Principal

Principal will be distributed on each class or component of certificates entitled to receive principal distributions on each distribution date as described in this free writing prospectus.

The IO Component is an interest only component and is not entitled to distributions of principal.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date generally consists of the following (after the fees and expenses described under the next heading are subtracted), in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

•	all scheduled installments of interest (net of the expense fees) and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	any subsequent recoveries with respect to the mortgage loans;

•
partial or full prepayments with respect to the mortgage loans collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer, and the compensating interest; and

•
any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the servicer during the applicable period.

Any amounts paid from collections on the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

•	the servicing fee and additional servicing compensation due to the servicer (as described in this free writing prospectus;

•	the monthly premium payable to the certificate insurer;

•	the trustee fee due to the trustee;

•	any lender paid mortgage insurance premiums;

•	amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and trustee are entitled to be reimbursed;

•	all late payment fees (which are distributable only to the Class L Certificates);

•	all prepayment charges (which are distributable only to the Class AXPP Certificates); and

•	all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

These amounts will reduce the amount otherwise available for distribution on the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation, assumption fees and other similar charges (excluding prepayment charges and late payment fees) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to liquidated mortgage loans.

Source and Priority of Distributions

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Certificate Insurer Premium and Reimbursement of Amounts Owed to the Certificate Insurer

The certificate insurer will receive a monthly premium on each distribution date equal to the sum of (a) 1/12th of the product of the Class A-1-2 policy premium rate and the class certificate balance of the Class A-1-2 Certificates (determined prior to giving effect to distributions on that date), (b) 1/12th of the product of the Class A-2-3 policy premium rate and the class certificate balance of the Class A-2-3 Certificates (determined prior to giving effect to distributions on that date), and (c) 1/12th of the product of the Class A-3 policy premium rate and the class certificate balance of the Class A-3 Certificates (determined prior to giving effect to distributions on that date), plus unreimbursed guaranteed distributions and other amounts due the certificate insurer under the commitment letter, together in each case with interest thereon at the late payment rate.

Priority of Distributions

In general, on any distribution date, available funds will be distributed in the following priority:

•	to the swap reserve fund, any net swap payment or swap termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event);

•
concurrently, (x) to payments to the certificate insurer of the monthly premium (and any unpaid premium with interest at the late payment rate) relating to the financial guaranty insurance policy for the benefit of the Class A-1-2, Class A-2-3 and Class A-3 Certificates, and (y) to interest on each interest-bearing class and component of senior certificates, the interest distribution amount for each such class and distribution date, pro rata, based on their respective entitlements; provided, however, that any interest that the IO Component is otherwise entitled to receive (after giving effect to any reduction in respect of net deferred interest allocated to the IO Component) will first be deposited into the carryover shortfall reserve fund;

•	to principal of the classes and component of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•	to the certificate insurer, any reimbursement amount;

•
to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below;

•	to the swap reserve fund, any swap termination payment payable to the swap counterparty resulting from a swap counterparty trigger event; and

•	from any remaining available amounts, to the Class A-R Certificates.

Carryover Shortfall Reserve Fund

On each distribution date, all amounts distributable as interest to the IO Component will be deposited in the carryover shortfall reserve fund and will be distributed to pay carryover shortfall amounts on the LIBOR certificates.

Any amounts that were distributable to the IO Component but were not used to pay carryover shortfall amounts as described above will be distributed to the Class AXPP Certificates.

Holders of the Class AXPP Certificates will not be entitled to reimbursement for any amounts in respect of interest otherwise payable to an IO Component that was used to pay carryover shortfall amounts on other classes of certificates.

Principal Distributions

Generally, principal collections (net of amounts used to offset the deferred interest as described in this free writing prospectus) from the mortgage loans are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

•
in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance and component balance of the senior certificates and component to the aggregate stated principal balance of the mortgage loans and

•
in the case of principal prepayments on the mortgage loans, the amount allocated to the senior certificates and component is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus, if the specified conditions are met.

Notwithstanding the foregoing,

•	no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied and

•
if the subordination percentage meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans are satisfied (referred to as the “two times test”), the senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

The IO Component does not have a class certificate balance and is not entitled to any distributions of principal but will bear interest during each interest accrual period on its component notional amount.

Senior Certificates

On each distribution date, the principal amount, up to the senior principal distribution amount, will be distributed as principal of the classes and components of senior certificates in the following priority:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) concurrently:

(A) 85.0001123082%, as follows:

(x) 70.0000880848%, concurrently, to the Class A-1-1 and Class A-1-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

(y) 29.9999119152%, sequentially, to the Class A-2-1, Class A-2-2, Class A-2-3 and Class A-2-4 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(B) 14.9998876918%, to the Class A-3 Certificates, until its class certificate balance is reduced to zero;

(3) to the PO Component, until its component principal balance is reduced to zero; and

(4) to the certificate insurer, any reimbursement amounts owing to the certificate insurer under the pooling and servicing agreement and commitment letter and any unpaid premium with interest at the late payment rate.

Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each distribution date, to the extent of available funds available therefor, the principal amount, up to the subordinated principal distribution amount, will be distributed as principal to the classes of subordinated certificates in order of their distribution priorities, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero.  Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount; provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), the restricted class will not receive distributions of principal prepayments.  Instead, the portion of principal prepayments otherwise distributable to the restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

The Swap Contract

The supplemental interest trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap contract with the swap counterparty.

On or prior to each distribution date to and including the swap contract termination date, the supplemental interest trustee will be obligated to pay to the swap counterparty an amount equal to the product of (a) the swap fixed payment rate for that distribution date, (b) 250, (c) the swap contract notional balance for that distribution date and (d) the number of days in the related calculation period, calculated on the basis of a 360 day year divided into twelve 30 day months.  In addition, on or prior to the distribution date to and including the swap contract termination date, the swap counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of (a) one-month LIBOR, (b) 250, (c) the swap contract notional balance for that distribution date and (d) the actual number of days in the related calculation period, divided by 360.

On each distribution date, to the extent that the amount payable by the supplemental interest trustee exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from available funds the amount of that excess and, in its capacity as supplemental interest trustee, to remit the amount of that excess to the swap counterparty for the swap contract.  To the extent that the amount payable by the swap counterparty exceeds the amount payable by the supplemental interest trustee, the swap counterparty will be required to pay to the supplemental interest trustee the amount of that excess.  Any net payment received by the supplemental interest trustee from the swap counterparty will be used to pay current interest and carryover shortfall amounts on the LIBOR certificates.

The Corridor Contract and the Cap Contract

The supplemental interest trust will also have the benefit of an interest rate corridor contract and an interest rate cap contract for the benefit of the LIBOR certificates and the Class C-X Certificates.  The corridor contract and the cap contract will be evidenced by two separate transactions, one between the corridor counterparty and the supplemental interest trust, and the other between the cap counterparty and the supplemental interest trust.  Amounts received on the corridor contract and the cap contract will be deposited in the related reserve fund created under the pooling and servicing agreement.

Beginning on the distribution date in September 2007 and on each distribution date prior to and including the distribution date in February 2027, amounts received by the supplemental interest trustee in respect of the cap contract will be available as described in this free writing prospectus to pay carryover shortfall amounts first, to the Class A-2-3 Certificates, and then pro rata to the other classes of LIBOR certificates.

Beginning on the distribution date in November 2007 and on each distribution date thereafter to and including the distribution date in May 2012, amounts, if any, received by the supplemental interest trustee on behalf of the supplemental interest trust in respect of the corridor contract will be available as described in this free writing prospectus to cover carryover shortfall amounts on the LIBOR certificates.

Payments under the corridor contract and the cap contract will be made pursuant to the formulas described in this free writing prospectus.  Any amounts received in excess of the amount necessary to cover the amounts described above will be paid as described in this free writing prospectus.

Limited Recourse

The only source of funds available for interest and principal distributions on the certificates will be the assets of the issuing entity and the supplemental interest trust.  The issuing entity will have no source of funds other than (x) collections and recoveries of the mortgage loans through insurance or otherwise and (y) a financial guaranty insurance policy issued by Financial Security Assurance Inc. for the benefit of the Class A-1-2, Class A-2-3 and Class A-3 Certificates (subject to the terms described in this free writing prospectus).  No other entity will be required or expected to make any distributions on the certificates.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates following the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement.  If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification and that the modification is in lieu of a refinancing.  In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates.  Each class of subordinated certificates will have a distribution priority over the class or classes of certificates with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the senior certificates (other than the notional amount certificates) and the PO Component in accordance with the priorities set forth under “Description of the Certificates—Allocation of Losses.”  However, any realized losses that would otherwise be allocated to a class of super senior certificates will instead be allocated to the related support certificates until its class certificate balance is reduced to zero.  Any realized losses that would otherwise be allocated to the Class A-1-2, Class A-2-3 or Class A-3 Certificates will be covered by the financial guaranty insurance policy.

Additionally, as described above under “—Principal Distributions,” unless certain conditions are met, the senior prepayment percentage (which determines the allocation of unscheduled payments of principal between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents such senior certificates’ pro rata percentage interest in the mortgage loans).  This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance evidenced by the subordinated certificates. Increasing the interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Financial Guaranty Insurance Policy

The Class A-1-2, Class A-2-3 and Class A-3 Certificates have the benefit of a financial guaranty insurance policy pursuant to which Financial Security Assurance Inc. will unconditionally and irrevocably guarantee certain payments on the Class A-1-2, Class A-2-3 and Class A-3 Certificates on each distribution date subject to certain terms and conditions set forth in the financial guaranty insurance policy.  The financial guaranty insurance policy will not cover any class of certificates other than the Class A-1-2, Class A-2-3 and Class A-3 Certificates and is subject to certain limitations as described in this free writing prospectus.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the swap contract, the corridor contract, the cap contract and the derivative reserve funds) will comprise one or more real estate mortgage investment conduits in a tiered structure.  The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC.  Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest.  The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class C-X, Class L and the Class A-R Certificates, will represent the regular interests in the Master REMIC.  The rights of the LIBOR certificates to receive payments of tax carryover shortfall amounts will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation § 1.860G-2(i).  The Class A-R Certificates will represent ownership of the residual interest in one or more REMICs described in the pooling and servicing agreement.

The swap contract, the corridor contract, the cap contract, the derivative reserve funds and the supplemental interest trust will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The Class A-1-1, Class A-2-1, Class A-2-2, Class A-2-3, Class A-2-4 or Class AXPP Certificates may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met, and provided that so long as the swap contract, the corridor contract and/or the cap contract is in effect, such purchase or holding is also eligible for exemptive relief available under an investor based exemption.

A fiduciary of such plans or arrangements must determine that the purchase of a certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

The offered certificates (other than the Class A-1-1, Class A-2-1, Class A-2-2, Class A-2-3, Class A-2-4 or Class AXPP Certificates) may not be purchased or held by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, unless such purchase or holding is made by an insurance company using funds contained in an insurance company general account and so long as certain requirements are met.

Legal Investment

The offered certificates (other than the Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates) will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

Mortgage Loans

Mortgage Rates for the Mortgage Loans(1)
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
5.001 - 5.500	30	$7,394,275.73	1.70%	$246,475.86	5.500%	744	74.44%
5.501 - 6.000	73	23,873,598.61	5.50	327,035.60	5.869	732	75.99
6.001 - 6.500	247	72,460,137.88	16.68	293,360.88	6.390	735	73.18
6.501 - 7.000	584	179,549,040.88	41.34	307,446.99	6.824	723	74.14
7.001 - 7.500	201	78,862,857.62	18.16	392,352.53	7.299	721	75.54
7.501 - 8.000	124	49,991,075.58	11.51	403,153.84	7.781	702	77.18
8.001 - 8.500	50	18,371,642.33	4.23	367,432.85	8.276	697	78.62
8.501 - 9.000	11	3,710,601.54	0.85	337,327.41	8.771	691	79.89
9.001 - 9.500	1	131,546.29	0.03	131,546.29	9.125	710	80.00
Total	1,321	$434,344,776.46	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.952% per annum.

Current Principal Balances for the Mortgage Loans(1)
Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
50,000.01 - 100,000.00	34	$2,938,016.51	0.68%	$86,412.25	6.853%	715	77.77%
100,000.01 - 150,000.00	180	22,773,717.96	5.24	126,520.66	6.756	726	77.58
150,000.01 - 200,000.00	190	33,430,092.66	7.70	175,947.86	6.689	720	78.03
200,000.01 - 250,000.00	174	38,713,836.08	8.91	222,493.31	6.929	728	75.84
250,000.01 - 300,000.00	141	38,923,195.49	8.96	276,051.03	6.876	718	75.39
300,000.01 - 350,000.00	134	43,550,616.68	10.03	325,004.60	6.965	717	76.08
350,000.01 - 400,000.00	107	39,957,481.50	9.20	373,434.41	7.012	732	75.01
400,000.01 - 450,000.00	78	33,018,359.96	7.60	423,312.31	7.093	721	74.80
450,000.01 - 500,000.00	61	28,604,348.43	6.59	468,923.74	7.096	714	76.88
500,000.01 - 550,000.00	56	29,298,709.68	6.75	523,191.24	6.895	725	74.42
550,000.01 - 600,000.00	45	25,764,153.91	5.93	572,536.75	7.019	712	76.53
600,000.01 - 650,000.00	38	23,728,769.19	5.46	624,441.29	7.044	724	75.32
650,000.01 - 700,000.00	20	13,366,260.07	3.08	668,313.00	6.868	715	75.88
700,000.01 - 750,000.00	12	8,730,039.49	2.01	727,503.29	7.094	727	74.40
750,000.01 - 800,000.00	9	6,972,794.16	1.61	774,754.91	6.972	732	64.01
800,000.01 - 850,000.00	5	4,130,204.11	0.95	826,040.82	7.078	734	71.94
850,000.01 - 900,000.00	7	6,108,227.74	1.41	872,603.96	7.177	696	61.59
900,000.01 - 950,000.00	7	6,447,645.23	1.48	921,092.18	7.128	715	74.20
950,000.01 - 1,000,000.00	11	10,819,930.30	2.49	983,630.03	6.862	719	74.22
1,000,000.01 - 1,250,000.00	5	5,638,272.83	1.30	1,127,654.57	6.967	727	54.72
1,250,000.01 - 1,500,000.00	3	3,979,987.48	0.92	1,326,662.49	7.326	729	75.00
1,500,000.01 - 1,750,000.00	2	3,012,029.65	0.69	1,506,014.83	6.999	729	74.57
1,750,000.01 - 2,000,000.00	1	1,919,131.26	0.44	1,919,131.26	6.625	697	54.91
2,500,000.01 - 2,750,000.00	1	2,518,956.09	0.58	2,518,956.09	6.875	739	59.64
Total	1,321	$434,344,776.46	100.00%
____________
(1)	As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $328,799.98.

Original Loan-to-Value Ratios for the Mortgage Loans(1)
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
15.01 - 20.00	2	$937,039.23	0.22%	$468,519.62	6.708%	749	19.06%
20.01 - 25.00	3	1,096,892.72	0.25	365,630.91	6.459	745	20.64
25.01 - 30.00	7	2,492,748.71	0.57	356,106.96	6.610	728	26.50
30.01 - 35.00	10	2,450,677.78	0.56	245,067.78	6.681	745	32.49
35.01 - 40.00	9	2,954,487.79	0.68	328,276.42	6.759	734	38.21
40.01 - 45.00	16	5,769,607.67	1.33	360,600.48	6.803	718	43.29
45.01 - 50.00	18	4,977,013.22	1.15	276,500.73	6.584	736	47.51
50.01 - 55.00	44	15,360,291.14	3.54	349,097.53	6.639	741	52.89
55.01 - 60.00	38	14,682,791.91	3.38	386,389.26	6.862	747	58.33
60.01 - 65.00	64	20,987,763.53	4.83	327,933.81	6.716	737	62.79
65.01 - 70.00	83	27,921,582.30	6.43	336,404.61	6.865	727	68.46
70.01 - 75.00	184	69,906,191.20	16.09	379,924.95	6.926	721	73.81
75.01 - 80.00	532	194,814,288.13	44.85	366,192.27	7.160	718	79.42
80.01 - 85.00	61	13,957,507.11	3.21	228,811.59	6.638	718	83.72
85.01 - 90.00	177	41,899,555.37	9.65	236,720.65	6.685	710	88.99
90.01 - 95.00	73	14,136,338.65	3.25	193,648.47	6.647	715	94.29
Total	1,321	$434,344,776.46	100.00%
____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 74.93%.

Original Term to Stated Maturity for the Mortgage Loans
Original Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
360	1,313	$429,652,666.12	98.92%	$327,229.75	6.947%	721	74.90%
480	8	4,692,110.34	1.08	586,513.79	7.370	733	77.98
Total	1,321	$434,344,776.46	100.00%

Remaining Terms to Stated Maturity for the Mortgage Loans(1)
Remaining Terms to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
349	2	$599,035.97	0.14%	$299,517.99	7.750%	719	80.00%
350	16	7,283,299.19	1.68	455,206.20	7.800	712	74.56
351	13	4,750,398.68	1.09	365,415.28	7.808	714	78.99
352	31	11,098,809.41	2.56	358,026.11	7.671	722	78.33
353	35	18,450,558.23	4.25	527,158.81	7.442	719	73.07
354	75	30,811,915.93	7.09	410,825.55	7.382	719	74.89
355	237	76,992,420.06	17.73	324,862.53	6.908	716	74.85
356	86	31,998,623.67	7.37	372,077.02	7.388	705	76.95
357	292	93,950,044.11	21.63	321,746.73	6.830	722	73.68
358	214	69,362,795.49	15.97	324,125.21	6.765	730	75.61
359	310	83,571,765.38	19.24	269,586.34	6.610	726	74.61
360	2	783,000.00	0.18	391,500.00	6.079	747	77.38
472	3	1,041,385.52	0.24	347,128.51	7.763	681	79.77
473	5	3,650,724.82	0.84	730,144.96	7.258	748	77.47
Total	1,321	$434,344,776.46	100.00%
____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 358 months.

Geographic Distribution of the Mortgaged Properties for the Mortgage Loans
Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	18	$4,071,304.13	0.94%	$226,183.56	6.673%	716	80.94%
Arizona	53	16,149,052.03	3.72	304,699.09	6.833	727	70.71
California	427	194,528,404.14	44.79	455,570.03	7.149	721	73.37
Colorado	17	5,275,875.62	1.21	310,345.62	6.619	750	75.95
Connecticut	19	6,358,193.20	1.46	334,641.75	6.802	725	74.23
Delaware	5	1,457,120.52	0.34	291,424.10	6.676	692	81.49
District of Columbia	2	822,496.21	0.19	411,248.11	6.862	750	56.11
Florida	107	30,385,912.95	7.00	283,980.49	6.999	728	76.43
Georgia	36	9,373,518.44	2.16	260,375.51	6.760	717	77.46
Hawaii	8	3,893,447.17	0.90	486,680.90	7.141	716	76.03
Idaho	5	1,239,381.13	0.29	247,876.23	6.954	716	76.88
Illinois	17	3,935,059.02	0.91	231,474.06	6.774	711	79.08
Indiana	8	1,112,567.60	0.26	139,070.95	6.206	723	86.40
Iowa	3	624,006.58	0.14	208,002.19	6.788	690	85.17
Kentucky	4	793,276.28	0.18	198,319.07	6.128	709	83.00
Louisiana	9	1,349,352.94	0.31	149,928.10	6.474	726	77.66
Maine	5	1,351,921.16	0.31	270,384.23	6.473	711	84.57
Maryland	45	14,751,600.68	3.40	327,813.35	6.917	722	75.46
Massachusetts	23	7,403,171.02	1.70	321,877.00	6.804	709	76.91
Michigan	58	12,810,284.70	2.95	220,866.98	6.654	717	79.43
Minnesota	18	4,489,188.14	1.03	249,399.34	6.816	724	81.02
Mississippi	4	811,172.85	0.19	202,793.21	6.220	706	88.10
Missouri	17	3,440,509.31	0.79	202,382.90	6.842	697	83.08
Montana	6	1,571,045.80	0.36	261,840.97	6.344	704	78.06
Nebraska	3	501,014.95	0.12	167,004.98	6.996	726	79.10
Nevada	40	13,774,713.49	3.17	344,367.84	6.919	738	71.17
New Hampshire	1	296,422.34	0.07	296,422.34	8.375	684	80.00
New Jersey	47	15,621,778.85	3.60	332,378.27	6.608	722	73.11
New Mexico	8	1,991,657.36	0.46	248,957.17	6.564	722	79.05
New York	30	9,681,972.52	2.23	322,732.42	6.621	717	66.58
North Carolina	24	6,080,405.84	1.40	253,350.24	6.555	703	74.17
North Dakota	1	166,681.62	0.04	166,681.62	6.875	678	76.78
Ohio	20	2,915,871.74	0.67	145,793.59	6.843	738	84.33
Oklahoma	6	1,108,555.50	0.26	184,759.25	6.746	728	88.12
Oregon	23	5,472,699.45	1.26	237,943.45	6.783	735	75.64
Pennsylvania	29	5,892,221.69	1.36	203,180.06	6.425	713	78.97
Rhode Island	1	206,344.97	0.05	206,344.97	7.000	737	80.00
South Carolina	14	4,493,986.90	1.03	320,999.06	6.662	728	71.34
South Dakota	5	1,112,574.99	0.26	222,515.00	6.239	754	65.01
Tennessee	11	2,130,637.16	0.49	193,694.29	6.814	715	89.19
Texas	25	4,461,461.61	1.03	178,458.46	6.741	708	82.69
Utah	16	2,982,668.18	0.69	186,416.76	6.907	753	77.24
Virginia	66	18,951,108.13	4.36	287,138.00	6.935	714	79.36
Washington	9	2,155,091.01	0.50	239,454.56	7.199	721	74.93
West Virginia	14	3,199,953.24	0.74	228,568.09	6.755	722	75.25
Wisconsin	9	1,392,397.63	0.32	154,710.85	6.686	738	83.05
Wyoming	5	1,756,695.67	0.40	351,339.13	6.666	721	78.87
Total	1,321	$434,344,776.46	100.00%

Mortgagors’ FICO Credit Scores for the Mortgage Loans(1)
Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
620	1	$362,768.95	0.08%	$362,768.95	6.500%	620	76.84%
621 – 640	48	13,851,161.49	3.19	288,565.86	7.046	631	81.40
641 – 660	73	21,349,595.92	4.92	292,460.22	7.345	652	76.34
661 – 680	147	50,303,763.93	11.58	342,202.48	7.173	671	76.73
681 – 700	209	72,688,724.11	16.74	347,792.94	7.012	691	76.44
701 – 720	179	60,049,822.69	13.83	335,473.87	6.931	711	73.91
721 – 740	182	64,754,441.77	14.91	355,793.64	6.990	731	75.19
741 – 760	161	52,608,954.88	12.11	326,763.69	6.792	750	75.40
761 – 780	152	47,936,797.53	11.04	315,373.67	6.872	771	73.99
781 – 800	125	37,456,424.31	8.62	299,651.39	6.692	789	71.58
801 – 820	41	12,135,370.88	2.79	295,984.66	6.606	808	65.58
821 – 840	3	846,950.00	0.19	282,316.67	6.783	825	53.63
Total	1,321	$434,344,776.46	100.00%
____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 721.

Types of Mortgaged Properties for the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	892	$285,510,348.22	65.73%	$320,078.87	6.912%	719	74.47%
Planned Unit Development (PUD)	251	95,217,452.07	21.92	379,352.40	6.975	727	75.76
Condominium High Rise	5	1,717,147.93	0.40	343,429.59	8.001	737	77.51
Condominium Low Rise	123	36,198,714.34	8.33	294,298.49	7.044	730	77.07
Two-to Four-Family Residence	45	14,812,854.73	3.41	329,174.55	7.216	711	72.49
Townhouse	5	888,259.17	0.20	177,651.83	6.941	716	82.64
Total	1,321	$434,344,776.46	100.00%

Purposes of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Refinance (Cash Out)	705	$238,363,814.13	54.88%	$338,104.70	6.882%	720	72.52%
Refinance (Rate/Term)	404	122,393,805.46	28.18	302,954.96	6.929	721	76.35
Purchase	212	73,587,156.87	16.94	347,109.23	7.216	727	80.36
Total	1,321	$434,344,776.46	100.00%

Occupancy Types for the Mortgage Loans(1)
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Home	1,082	$366,205,673.54	84.31%	$338,452.56	6.936%	720	75.13%
Investment	189	50,927,911.83	11.73	269,459.85	7.031	734	73.92
Secondary Home	50	17,211,191.09	3.96	344,223.82	7.044	727	73.64
Total	1,321	$434,344,776.46	100.00%
____________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternate	487	$124,019,608.77	28.55%	$254,660.39	6.616%	727	75.50%
Stated Income	733	270,946,730.39	62.38	369,640.83	7.032	720	75.07
No Ratio	62	22,415,914.05	5.16	361,547.00	7.590	704	76.70
No Income/No Asset	24	10,836,963.67	2.50	451,540.15	7.393	723	71.10
No Doc	15	6,125,559.58	1.41	408,370.64	7.063	748	57.51
Total	1,321	$434,344,776.46	100.00%

Loan Ages for the Mortgage Loans(1)
Loan Age (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
0	2	$783,000.00	0.18%	$391,500.00	6.079%	747	77.38%
1 – 5	1,139	355,875,648.71	81.93	312,445.70	6.833	722	74.82
6 – 10	178	77,087,091.78	17.75	433,073.55	7.503	719	75.36
11 – 15	2	599,035.97	0.14	299,517.99	7.750	719	80.00
Total	1,321	$434,344,776.46	100.00%
____________
(1)	As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately four months.

Prepayment Charge Terms of the Mortgage Loans
Prepayment Charge Term (months – type)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
None	961	$281,517,623.38	64.81%	$292,942.38	6.715%	726	75.01%
12 – Hard	123	61,259,614.03	14.10	498,045.64	7.297	716	74.58
12 – Soft	1	188,410.58	0.04	188,410.58	6.890	653	67.51
24 – Hard	23	9,839,476.48	2.27	427,803.33	7.373	715	71.91
24 – Soft	2	553,461.83	0.13	276,730.92	6.673	768	63.71
36 – Hard	143	58,274,548.48	13.42	407,514.33	7.465	708	75.42
36 – Soft	68	22,711,641.68	5.23	333,994.73	7.456	724	75.32
Total	1,321	$434,344,776.46	100.00%

Gross Margins for the Mortgage Loans(1)
Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
2.000 - 2.499	1,055	$315,855,169.32	72.72%	$299,388.79	6.797%	725	74.80%
2.500 - 2.999	133	54,320,837.69	12.51	408,427.35	7.476	707	75.52
3.000 - 3.499	124	59,945,515.74	13.80	483,431.58	7.238	715	74.84
3.500 - 3.999	7	3,112,042.56	0.72	444,577.51	8.024	740	78.76
4.000 - 4.499	1	578,570.57	0.13	578,570.57	5.925	679	76.37
7.500 - 7.999	1	532,640.58	0.12	532,640.58	7.750	716	74.83
Total	1,321	$434,344,776.46	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.468%.

Months to Initial Rate Adjustment Date for the Mortgage Loans
Range of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
21 – 30	2	$1,370,764.79	0.32%	$685,382.40	7.435%	722	70.79%
41 – 50	18	7,882,335.16	1.81	437,907.51	7.797	712	74.98
51 – 60	1,145	384,657,025.49	88.56	335,945.00	6.988	721	75.11
71 – 80	1	581,250.00	0.13	581,250.00	7.000	735	75.00
81 – 90	155	39,853,401.02	9.18	257,118.72	6.414	727	73.28
Total	1,321	$434,344,776.46	100.00%

Maximum Mortgage Rates for the Mortgage Loans(1)
Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
10.500 - 10.999	79	$23,335,567.62	5.37%	$295,386.93	5.707%	735	75.88%
11.000 - 11.499	161	48,659,080.86	11.20	302,230.32	6.255	736	73.01
11.500 - 11.999	557	174,134,933.52	40.09	312,630.04	6.728	725	73.26
12.000 - 12.499	290	94,580,758.67	21.78	326,140.55	7.145	724	76.16
12.500 - 12.999	152	62,777,490.46	14.45	413,009.81	7.668	705	77.34
13.000 - 13.499	57	21,385,907.39	4.92	375,191.36	8.097	694	77.50
13.500 - 13.999	20	7,702,325.88	1.77	385,116.29	8.446	699	78.92
14.000 - 14.499	4	1,519,112.23	0.35	379,778.06	8.390	710	80.00
16.500 - 16.999	1	249,599.83	0.06	249,599.83	8.500	715	80.00
Total	1,321	$434,344,776.46	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.965%.

Negative Amortization Limits for the Mortgage Loans
Negative Amortization (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
105	1	$461,766.89	0.11%	$461,766.89	7.000%	732	95.00%
110	8	4,661,957.54	1.07	582,744.69	7.206	707	75.03
115	1,312	429,221,052.03	98.82	327,150.19	6.949	722	74.91
Total	1,321	$434,344,776.46	100.00%

Initial Periodic Rate Caps for the Mortgage Loans (1)
Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
2.000	2	$1,370,764.79	0.32%	$685,382.40	7.435%	722	70.79%
4.000	2	647,709.26	0.15	323,854.63	7.500	718	76.16
5.000	1,311	429,710,961.43	98.93	327,773.43	6.944	722	74.91
6.000	6	2,615,340.98	0.60	435,890.16	7.830	703	80.00
Total	1,321	$434,344,776.46	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 4.995%.

Subsequent Periodic Rate Caps for the Mortgage Loans
Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000	1,311	$428,981,199.48	98.77%	$327,216.78	6.948%	722	74.93%
2.000	10	5,363,576.98	1.23%	536,357.70	7.258	706	74.64
Total	1,321	$434,344,776.46	100.00%

Origination Channels for the Mortgage Loans
Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Conduit	1,321	$434,344,776.46	100.00%	$328,799.98	6.952%	721	74.93%
Total	1,321	$434,344,776.46	100.00%

The Financial Guaranty Insurance Policy and the Certificate Insurer

The Policy

The following summary of certain of the terms of the financial guaranty insurance policy (the “Policy”) does not purport to be complete and is qualified in its entirety by reference to the Policy.

Simultaneously with the issuance of the Class A-1-2, Class A-2-3 and Class A-3 Certificates (the “Insured Certificates”), the Certificate Insurer will deliver the Policy to the trustee for the benefit of the holders of the Insured Certificates.  Under the Policy, the Certificate Insurer unconditionally and irrevocably guarantees to the trustee for the benefit of each holder of an Insured Certificate the full and complete payment of any Guaranteed Distributions with respect to the Insured Certificates.

“Guaranteed Distributions” means with respect to any Distribution Date and each class of Insured Certificates, (i) the amount, if any, by which the amount available to be paid as interest to such class of Insured Certificates, pursuant to the priority of payment set forth in the pooling and servicing agreement and described in this free writing prospectus is less than the related Interest Distribution Amount (provided however that the Policy will not cover interest accrued at a rate higher than the related Adjusted Cap Rate or the related Net WAC Cap) for the related interest accrual period and the amount of any Realized Losses allocated to the applicable class of Insured Certificates for such Distribution Date and (ii) without duplication of the amounts included in clause (i) above, to the extent unpaid on the Distribution Date in July 2037, the remaining Class Certificate Balance of such class of Insured Certificates, after giving effect to all payments of principal of the certificates on such Distribution Date, in each case in accordance with the original terms of the Insured Certificates when issued and without regard to any amendments or modifications of the Insured Certificates or the pooling and servicing agreement except amendments or modification to which the Certificate Insurer has given its prior written consent.  The Certificate Insurer may consent to any amendment of, or modification to, the pooling and servicing agreement as permitted by the pooling and servicing agreement; provided, however, that no such amendment or modification shall, without the consent of the holders of any affected Insured Certificates, change the entitlement of the holders to payment under the Policy of any unpaid principal of the Insured Certificates due at final maturity, or any unpaid interest thereon due on any Distribution Date. Guaranteed Distributions will not cover interest accrued at a rate higher than the adjusted cap rate.  Guaranteed Distributions will not include any prepayment interest shortfalls, shortfalls resulting from the application of the Relief Act, any shortfalls resulting from the application of the related Net WAC Cap or any taxes or withholding or other charges imposed by any governmental authority.  Guaranteed Distributions will not include (x) any portion of a Guaranteed Distribution due to holders of any class of Insured Certificates because a notice and certificate in proper form as required by the Policy was not timely received by the Certificate Insurer and (y) any portion of a Guaranteed Distribution due to holders of any class of Insured Certificates representing interest on any unpaid interest accrued from and including the date of payment by the Certificate Insurer of the amount of such unpaid interest.

Payment of claims on the Policy made in respect of Guaranteed Distributions will be made by the Certificate Insurer following receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon New York City time, on the second business day following receipt of such notice for payment and (ii)  12:00 noon New York City time, on the date on which such payment was due on any class of Insured Certificates, as applicable.  The Certificate Insurer shall be entitled to pay any amount under the Policy in respect of Guaranteed Distributions, including any acceleration payment, whether or not any notice and certificate shall have been received by the Certificate Insurer as provided above.  The Certificate Insurer shall be entitled to pay principal under the Policy on an accelerated basis if the Certificate Insurer shall so elect in its sole discretion, at any time or from time to time, in whole or in part, at an earlier Distribution Date than provided in the definition of Guaranteed Distributions, if such principal would have been payable under the pooling and servicing agreement were funds sufficient to make such payment available to the trustee.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Certificate Insurer shall cause that payment to be made on the later of (a) the date when due to be paid pursuant to the order described below or (b) the first to occur of (i) the fourth business day following receipt by the Certificate Insurer from the trustee of (A) a certified copy of the order (the “Order”) of the court or other governmental body which exercised jurisdiction to the effect that the holder of the applicable Insured Certificate is required to return principal or interest paid on such certificate during the Term of the Policy because those distributions were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the holder of such Insured Certificate that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the holder of such Insured Certificate, in the form as is reasonably required by the Certificate Insurer and provided to the holder of such Insured Certificate, by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the holder of such Insured Certificate, relating to or arising under such Insured Certificate, against the trust or otherwise with respect to the preference payment, or (2) the date of receipt by the Certificate Insurer from the trustee of the items referred to in clauses (A), (B) and (C) above if, at least four business days prior to the date of receipt, the Certificate Insurer shall have received written notice from the trustee that the items referred to in clauses (A), (B) and (C) above were to be delivered on that date and that date was specified in the notice.  Payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trustee or any holder of an Insured Certificate, directly, unless a holder of an Insured Certificate has previously paid that amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case the payment shall be disbursed to the trustee for distribution to the holder of such Insured Certificate upon proof of payment reasonably satisfactory to the Certificate Insurer.  In connection with the foregoing, the Certificate Insurer shall have the rights provided pursuant to the pooling and servicing agreement to the holders of each class of Insured Certificates including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trustee and each holder of an Insured Certificate in the conduct of any proceeding with respect to a preference claim.

The terms “receipt” and “received,” with respect to the Policy, shall mean actual delivery to the Certificate Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding business day.  If any notice or certificate given under the Policy by the trustee is not in proper form or is not properly completed, executed or delivered, or contains a misstatement, it shall be deemed not to been received, and the Certificate Insurer or the fiscal agent shall promptly so advise the trustee and the trustee may submit an amended notice.

“Reimbursement Amount” means, with respect to any Distribution Date, (i) the amount of all Guaranteed Distributions paid and all other payments made by the Certificate Insurer pursuant to the Policy for which the Certificate Insurer has not been reimbursed prior to such Distribution Date, plus (ii) interest accrued on those Guaranteed Distributions not previously repaid calculated at the late payment rate from the date those payments were made.

“Term of the Policy” means the period from and including the date of issuance to and including the date on which (i) the aggregate Class Certificate Balance of the Insured Certificates has been reduced to zero (after giving effect to all payments), (ii) any period during which any payment on the Insured Certificates could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

Under the Policy, “business day” means any day other than (i) a Saturday or Sunday, or (ii) a legal holiday or a day on which banking institutions in New York or California or the city in which the corporate trust office of the trustee is located are authorized or obligated by law, executive order or governmental decree to be closed.

The Certificate Insurer’s obligations under the Policy in respect of Guaranteed Distributions will be discharged to the extent funds are transferred to the trustee as provided in the Policy whether or not those funds are properly applied by the trustee.

The Certificate Insurer shall be subrogated to the rights of the holder of an Insured Certificate to receive payments of principal and interest to the extent of any payment by the Certificate Insurer under the Policy.

Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Certificate Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Certificate Insurer for borrowed money.  Claims against the Certificate Insurer under the Policy and claims against the Certificate Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Certificate Insurer.  The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust fund.  The Policy may not be canceled or revoked prior to payment in full of all Guaranteed Distributions with respect to the Insured Certificates.

Pursuant to the terms of the pooling and servicing agreement, unless the Certificate Insurer has defaulted on its obligations under the Policy and such default has continued uncured for two business days, the holders of Insured Certificates agree that the Certificate Insurer shall be treated by the depositor, the servicer, the sponsor and the trustee as if the Certificate Insurer were the holder of all of the Insured Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the holders of Insured Certificates thereunder without any further consent of the holders of the Insured Certificates, and the holders of the Insured Certificates will not exercise any of such rights without the prior written consent of the Certificate Insurer.

The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.  We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.  The certificates represent undivided beneficial ownership interests in the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.  In addition, certain classes of offered certificates (other than the Class A-R Certificates) will represent the rights to receive certain payments from a trust referred to as the supplemental interest trust, the primary assets of which will be the supplemental interest trustee’s rights under the Swap Contract, the Corridor Contract and the Cap Contract.

The IndyMac IMSC Mortgage Loan Trust 2007-HOA1, Mortgage Pass-Through Certificates, Series 2007-HOA1 will consist of the Class A-1-1, Class A-1-2, Class A-2-1, Class A-2-2, Class A-2-3, Class A-2-4, Class A-3, Class AXPP, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class L and Class C-X Certificates.  Only the classes of certificates listed on the cover page are offered by this free writing prospectus.  The Class B-10, Class B-11, Class B-12, Class L and Class C-X Certificates are not offered by this free writing prospectus.

When describing the offered certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates

Senior Certificates	Class A-1-1, Class A-1-2, Class A-2-1, Class A-2-2, Class A-2-3, Class A-2-4, Class A-3, Class AXPP and Class A-R Certificates

Subordinated Certificates	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates

LIBOR Certificates	Offered Certificates (other than the Notional Amount Certificates and the Residual Certificates)

Offered Certificates	Senior Certificates and the Subordinated Certificates (other than the Class B-10, Class B-11 and Class B-12 Certificates)

Residual Certificates	Class A-R Certificates

Notional Amount Certificates	Class AXPP Certificates

Super Senior Certificates	Class A-1-1, Class A-1-2, Class A-2-1, Class A-2-2, Class A-2-3 and Class A-2-4 Certificates

Senior Support Certificates	Class A-1-2 and Class A-3 Certificates

Private Certificates	Class B-10, Class B-11, Class B-12, Class L and Class C-X Certificates

The certificates are generally referred to as the following types:

Class	Type

Class A-1-1 Certificates:	Senior/Super Senior/Floating Pass-Through Rate

Class A-1-2 Certificates:	Senior/Senior Support/Super Senior/Floating Pass-Through Rate

Class A-2-1 Certificates:	Senior/Super Senior/Floating Pass-Through Rate

Class A-2-2 Certificates:	Senior/Super Senior/Floating Pass-Through Rate

Class A-2-3 Certificates:	Senior/Super Senior/Floating Pass-Through Rate

Class A-2-4 Certificates:	Senior/Super Senior/Floating Pass-Through Rate

Class A-3 Certificates:	Senior/Senior Support/Floating Pass-Through Rate

Class AXPP Certificates:	Senior/Component/Variable Pass-Through Rate

Class A-R Certificates:	Senior/REMIC Residual/Variable Pass-Through Rate

Subordinated Certificates (other than the Class B-10, Class B-11 and Class B-12 Certificates):	Subordinate/Floating Pass-Through Rate

Class B-10, Class B-11 and Class B-12 Certificates:	Subordinate/Variable Pass-Through Rate

Class L Certificates:	Late Payment Fees

Class C-X Certificates:	N/A

The Class B-10, Class B-11, Class B-12, Class L and Class C-X Certificates are not offered by this free writing prospectus.  The Class L and Class C-X Certificates will not bear interest.  The Class L Certificates will be entitled to all late payment fees received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates.  The Class C-X Certificates will be entitled to receive any amounts remaining in the corridor contract reserve fund and the cap contract reserve fund after all required distributions are made from those funds.  Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

The initial Class Certificate Balances and Notional Amount of the offered certificates are set forth on the cover page of this free writing prospectus.

The senior certificates will have an initial aggregate Class Certificate Balance of approximately $400,683,100 and will evidence in the aggregate an initial beneficial ownership interest in the trust fund of approximately 92.25%.  Each class of subordinated certificates will evidence in the aggregate an initial beneficial ownership interest in approximate amount set forth below:

Class B-1	1.75%
Class B-2	1.40%
Class B-3	0.40%
Class B-4	0.60%
Class B-5	0.40%
Class B-6	0.30%
Class B-7	0.30%
Class B-8	0.30%
Class B-9	0.30%
Class B-10	0.65%
Class B-11	0.80%
Class B-12	0.55%

The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book entry certificates. The book entry certificates will be issuable in book entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

•	all amounts previously distributed to holders of certificates of that class as distributions of principal; and

•	the amount of Realized Losses allocated to the class, and

increased by

•	the amount of net deferred interest allocated to such class of certificates, as described in this free writing prospectus under “Description of the Certificates—Interest,”

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of distribution priority, by the amount of Subsequent Recoveries on the Mortgage Loans distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. To the extent a Realized Loss with respect to the Class A-1-2, Class A-2-3 or Class A-3 Certificates was covered under the Policy, the Class Certificate Balance of that class will not be increased by any related Subsequent Recovery and such Subsequent Recovery shall instead be paid to the Certificate Insurer to the extent of any Reimbursement Amount owing to the Certificate Insurer.

Exclusively for the purpose of determining any subrogation rights of the Certificate Insurer under the pooling and servicing agreement, the Class Certificate Balance of the Class A-1-2, Class A-2-3 and Class A-3 Certificates will not be reduced by the amount of any payments made by the Certificate Insurer in respect of principal of such classes of certificates under the Policy, except to the extent such payment has been reimbursed to the Certificate Insurer pursuant to the provisions of the pooling and servicing agreement.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

Component Class

Solely for purposes of determining distributions of principal and interest and the allocation of losses and net deferred interest on the Mortgage Loans, the Class AXPP Certificates will be comprised of two components: the “IO Component” and the “PO Component.”  The IO Component is an interest-only component that will not have a component principal balance but will accrue interest on its component notional amount, calculated as described in this free writing prospectus under “—Interest.”   The PO Component is a principal-only component that will have a component principal balance (initially, equal to zero) that will increase by the amount of net deferred interest on the Mortgage Loans that is allocated to the IO Component as described under “—Interest” below, as reduced by all amounts actually distributed as principal of such component and all Realized Losses applied in reduction of principal of such component on all prior Distribution Dates.  The “Class Certificate Balance,” if any, of the Class AXPP Certificates will equal the component principal balance of the PO Component.  The holders of the Class AXPP Certificates will be entitled to receive principal and interest distributions on any Distribution Date to the extent of the amount of principal and interest distributed with respect to its components on such Distribution Date.  The holder of the Class AXPP Certificate may not transfer any component separately.

The Class AXPP Certificates are sometimes referred to as the “Notional Amount Certificates.”  The Class AXPP Certificates will not bear interest on its Class Certificate Balance but will bear interest on its Notional Amount.

The “Notional Amount” of the Class AXPP Certificates will equal the “component notional amount” of the IO Component, which as of the last day of the interest accrual period for any Distribution Date will be equal to aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior month (after giving effect to prepayments in the Prepayment Period related to such prior Due Date).  The initial Notional Amount of the Class AXPP Certificates is expected to be approximately $434,344,776 (subject to the permitted variance described in this free writing prospectus).

Book-Entry Certificates

The offered certificates (other than the Residual Certificates) will be book-entry certificates (the “Book-Entry Certificates”).  The Residual Certificates will be issued as a single certificate in fully registered certificated form.  Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through The Depository Trust Company (“DTC”) in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System (“Euroclear”) in Europe , if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 for the senior certificates (other than the Residual Certificates) and of $100,000 for the subordinated certificates and integral multiples of $1 in excess thereof.  Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner’s Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000 DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC.  DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC’s normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the Voting Rights evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

On or before the closing date, the Servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders and the Certificate Insurer.  The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement.  The Servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement.  On or before the closing date, the trustee will establish an account (the “Distribution Account”), which will be maintained with the trustee in trust for the benefit of the certificateholders and the Certificate Insurer.  On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds, prepayment charges and late payment fees for that Distribution Date and will deposit such amounts in the Distribution Account.  The holders of the Class AXPP Certificates will be entitled to all prepayment charges, and the holders of the Class L Certificates will be entitled to all late payment fees received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates.  The holders of the Class C-X Certificates will be entitled on each Distribution Date to receive any amounts remaining in the corridor contract reserve fund and the cap contract reserve fund after all required distributions are made from those funds.  There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to the 18th day of each month or, if that day is not a business day, the next business day, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders and the Certificate Insurer for the related Distribution Date.  The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

The Derivative Reserve Funds

The trustee, in its capacity as trustee of the supplemental interest trust (the “supplemental interest trust” and the trustee, in such capacity, the “supplemental interest trustee”), will establish and maintain three accounts as part of the supplemental interest trust: the swap reserve fund (the “Swap Reserve Fund”) on behalf of the holders of the LIBOR Certificates and the Class AXPP Certificates and the Swap Counterparty, and the corridor contract reserve fund (the “Corridor Contract Reserve Fund”) and the cap contract reserve fund (the “Cap Contract Reserve Fund”), each on behalf of the holders of the LIBOR Certificates and the Class C-X Certificates and the Corridor Counterparty or Cap Counterparty, as applicable.  The Swap Reserve Fund, the Corridor Contract Reserve Fund and the Cap Contract Reserve Fund are each referred to as a “Derivative Reserve Fund.”

With respect to each Distribution Date, the trustee will deposit into the Swap Reserve Fund any portion of the Available Funds for that Distribution Date that are to be remitted to the supplemental interest trustee for payment to the Swap Counterparty or any amounts received from the Swap Counterparty, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract, the Corridor Contract and the Cap Contract.”  With respect to each Distribution Date, following the deposit to the Swap Reserve Fund described in the preceding sentence, the supplemental interest trustee will make either a corresponding withdrawal from the Swap Reserve Fund for payment to the Swap Counterparty or distribution to the holders of the LIBOR Certificates or the Class AXPP Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty.

With respect to each Distribution Date, the trustee will deposit into the related Derivative Reserve Fund any amounts received from the Swap Counterparty, Corridor Counterparty or Cap Counterparty, as applicable, as described below under “— The Swap Contract, the Corridor Contract and the Cap Contract.”  With respect to each Distribution Date, following the deposit to the related Derivative Reserve Fund described in the preceding sentence, the supplemental interest trustee will make a distribution to the holders of the LIBOR Certificates and the Class AXPP and Class C-X Certificates as described below under “— The Swap Contract, the Corridor Contract and the Cap Contract.”

Investments of Amounts Held in Accounts

The Certificate Account.  All funds in the Certificate Account may be invested in permitted investments at the direction of the Servicer.  All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described in this free writing prospectus.

The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account out of the Servicer’s own funds immediately as realized.  The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

The Distribution Account, Derivative Reserve Funds and Carryover Reserve Fund.  Funds in the Distribution Account, each Derivative Reserve Fund and the Carryover Reserve Fund will not be invested.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Servicing Fee / Servicer	0.375% per annum of the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Interest collected with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries that are allocable to accrued and unpaid interest (4)	Monthly
Additional Servicing Compensation / Servicer	•Prepayment Interest Excess	Compensation	Interest collections with respect to certain Mortgage Loans prepaid in full	Time to time
	•All assumption fees and other similar charges (excluding prepayment charges and late payment fees)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	•All investment income earned on amounts on deposit in the Certificate Account.	Compensation	Investment income related to the Certificate Account	Monthly
	•Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries	Time to time
Trustee Fee / Trustee	0.0075% per annum of the Stated Principal Balance of each Mortgage Loan	Compensation	Amounts in respect of interest on the Mortgage Loans	Monthly
Class A-1-2, Class A-2-3 and Class A-3 Certificates Premium / Certificate Insurer	Class A-1-2, Class A-2-3 and Class A-3 Certificates Premium (6)	Insurance Premium	Available Funds (6)	Monthly
Expenses
Insurance expenses / Servicer	Expenses incurred by the Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Advances / Servicer	To the extent of funds available, the amount of any advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (7)
Time to time
Indemnification expenses / the Seller, the Servicer and the Depositor	Amounts for which the seller, the Servicer and the depositor are entitled to indemnification (8)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Time to time
Amounts owed to the Certificate Insurer	Class A-1-2, Class A-2-3 and Class A-3 Reimbursement Amounts (9)	Reimbursement of Expenses	Available Funds	Time to time
____________
(1)
If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus.  Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3)	The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)
The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5)
“Excess Proceeds” with respect to a Liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceeds the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each due period as to which interest was not paid or advanced on the Mortgage Loan.

(7)	The Class A-1-2 Policy Premium Rate is 0.06% per annum. The Class A-2-3 and Class A-3 Policy Premium Rate is 0.09% per annum.

(8)
Reimbursement of advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(9)	Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

(10)
The Class A-1-2, Class A-2-3 and Class A-3 Reimbursement Amounts are described above in this free writing prospectus under “The Financial Guaranty Insurance Policy and the Certificate Insurer,” which consist of reimbursement of unreimbursed claims in respect of the Policy, together with interest thereon, as provided in the pooling and servicing agreement, and indemnity payments in respect of the commitment letter.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in July 2007 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date.  The “Record Date” for (a) the LIBOR Certificates, as long as these certificates are Book-Entry Certificates, is the business day immediately prior to that Distribution Date and (b) the Class AXPP, Class A-R, Class B-10, Class B-11 and Class B-12 Certificates and any Definitive Certificates is the last business day of the month immediately preceding the month of that Distribution Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions

As more fully described in this free writing prospectus, distributions on the classes and components of certificates will be made on each Distribution Date primarily from Available Funds for such Distribution Date, in the following priority:

•	to the Swap Reserve Fund, any Net Swap Payment or Swap Termination Payment payable to the Swap Counterparty (other than a Swap Termination Payment resulting from a Swap Counterparty Trigger Event);

•
concurrently, (x) to payment to the Certificate Insurer of the monthly premium (and any monthly premium from prior Distribution Dates that remains unpaid with interest at the late payment rate) for the Policy, and (y) to current and unpaid interest on each interest-bearing class and component of senior certificates based on the Interest Distribution Amount, pro rata, based on their respective entitlements; provided, however, that any interest that the IO Component would otherwise be entitled to receive (after giving effect to any reduction in respect of net deferred interest allocated to the IO Component on such Distribution Date) will be deposited in the Carryover Shortfall Reserve Fund and will not be distributed to the Class AXPP Certificates;

•
to principal on each class and component of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under “— Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and component of certificates on the Distribution Date;

•	to the Certificate Insurer, any Reimbursement Amounts owing to the Certificate Insurer under the pooling and servicing agreement and commitment letter;

•
to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to the limitations set forth in this free writing prospectus under “—Principal;”

•	to the Swap Reserve Fund, any Swap Termination Payment payable to the Swap Counterparty resulting from a Swap Counterparty Trigger Event; and

•	to the Class A-R Certificates, any remaining amounts.

“Available Funds” for any Distribution Date will be equal to the sum of

•
all scheduled installments of interest (net of the related Expense Fees) and principal due on the Mortgage Loans on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer’s normal servicing procedures and (a) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans;

•
all partial or full prepayments with respect to Mortgage Loans received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest; and

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by the seller or the Servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

The classes of offered certificates entitled to receive distributions of interest will have the respective pass-through rates described below.

The pass-through rate for the LIBOR Certificates on any Distribution Date will be a per annum rate equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin for the class of certificates and (ii) the related Net WAC Cap for that Distribution Date.

The pass-through rate for the Class A-R, Class B-10, Class B-11 and Class B-12 Certificates on any Distribution Date will be equal to the related Net WAC Cap for that Distribution Date.  The pass-through rate for the Class A-R, Class B-10, Class B-11 and Class B-12 Certificates for the first Distribution Date will equal approximately 6.569138% per annum.

The pass-through rate for the IO Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of (i) the weighted average Net WAC Cap (adjusting the Net WAC Cap relating to the LIBOR Certificates to reflect a 30-day month convention and treating the PO Component as having a Net WAC Cap equal to that of the Class B-10 Certificates for this purpose) for that Distribution Date over (ii) the weighted average pass-through rate on the certificates (adjusting the pass-through rate relating to the LIBOR Certificates to reflect a 30-day month convention and treating the PO Component as having a pass-through rate of zero for this purpose) for that Distribution Date.  On each Distribution Date, the interest that would otherwise be distributable to the IO Component based on the pass-through rate described above (after giving effect to any reduction in respect of net deferred interest allocated to the IO Component on such Distribution Date), will be reduced by the amount, if any, that is necessary to fund payment of any Carryover Shortfall Amounts to the holders of the LIBOR Certificates.  See “—Carryover Shortfall Reserve Fund” below.

The PO Component will not be entitled to receive any distributions of interest.

The “Pass-Through Margin” for each class of LIBOR Certificates for each Distribution Date is as follows:

	(1)	(2)
Class A-1-1	0.180%	0.360%
Class A-1-2	0.180%	0.360%
Class A-2-1	0.090%	0.180%
Class A-2-2	0.180%	0.360%
Class A-2-3	0.280%	0.560%
Class A-2-4	0.310%	0.620%
Class A-3	0.180%	0.360%
Class B-1	0.450%	0.675%
Class B-2	0.550%	0.825%
Class B-3	0.850%	1.275%
Class B-4	1.000%	1.500%
Class B-5	1.250%	1.875%
Class B-6	1.500%	2.250%
Class B-7, Class B-8 and Class B-9	2.000%	3.000%
__________
(1)	For the interest accrual period for each Distribution Date occurring on or prior to the first possible Optional Termination Date.
(2)	For each other interest accrual period.

The “Optional Termination Date” is the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and any foreclosed or otherwise repossessed properties then held by the trust fund is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Net WAC Cap” means:

(a)           for any Distribution Date and class of LIBOR Certificates (other than the Class A-1-2, Class A-2-3 and Class A-3 Certificates), the product of

(1) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans for that Distribution Date minus an amount expressed as a per annum rate equal to the product of (a) the sum of (x) any Net Swap Payment owed to the Swap Counterparty and (y) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Counterparty Trigger Event) payable to the Swap Counterparty, divided by the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date, and (b) 12, and

(2) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related interest accrual period,

(b)           for any Distribution Date and the Class A-1-2, Class A-2-3 and Class A-3 Certificates, the product of

(1) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans for that Distribution Date minus the sum of (A) an amount expressed as a per annum rate equal to the product of (a) the sum of (x) any Net Swap Payment owed to the Swap Counterparty and (y) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Counterparty Trigger Event) payable to the Swap Counterparty, divided by the aggregate Class Certificate Balance of the LIBOR Certificates immediately prior to such Distribution Date, and (b) 12 and (B) the related Policy Premium Rate for that Distribution Date,

(2) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related interest accrual period, and

(c)           for any Distribution Date and the Class A-R, Class B-10, Class B-11 and Class B-12 Certificates, the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans for that Distribution Date.

The “Class A-1-2 Policy Premium Rate” for each Distribution Date and the Class A-1-2 Certificates is 0.06% per annum.

The “Class A-2-3 Policy Premium Rate” for each Distribution Date and the Class A-2-3 Certificates is 0.09% per annum.

The “Class A-3 Policy Premium Rate” for each Distribution Date and the Class A-3 Certificates is 0.09% per annum.

The “Policy Premium Rate” for the Class A-1-2, Class A-2-3 and Class A-3 Certificates is the Class A-1-2 Policy Premium Rate, Class A-2-3 Policy Premium Rate and Class A-3 Policy Premium Rate, respectively.

The “Weighted Average Adjusted Net Mortgage Rate” for any Distribution Date means the average of the adjusted net mortgage rate of each Mortgage Loan, weighted on the basis of its Stated Principal Balance as of the Due Date in the prior month (after giving effect to prepayments in the Prepayment Period related to such prior Due Date).

The “Adjusted Cap Rate” for any Distribution Date will equal:

•
for each interest-bearing class of certificates (other than the Class AXPP Certificates), the related Net WAC Cap, minus (A) the product of (1) the net deferred interest for the Mortgage Loans for such Distribution Date, and (2) 12, divided by (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior month (after giving effect to prepayments in the Prepayment Period related to such prior Due Date), as calculated for the applicable interest accrual period, and in the case of the LIBOR Certificates, multiplied by 30 and divided by the actual number of days in the applicable interest accrual period; and

•
for the IO Component, the excess, if any, of (i) the weighted average Net WAC Cap (adjusting the Net WAC Cap relating to the LIBOR Certificates to reflect a 30-day month convention and treating the PO Component as having a Net WAC Cap equal to that of the Class B-10 Certificates for this purpose) minus (1) the product of (a) the net deferred interest for the Mortgage Loans for such Distribution Date, and (b) 12, divided by (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior month (after giving effect to prepayments in the Prepayment Period related to such prior Due Date) over (ii) the product of (1) the weighted average rate at which interest would have accrued on the interest-bearing classes of certificates (other than the Class AXPP Certificates) had the pass-through rates (x) for each class of LIBOR Certificates been limited by the applicable Adjusted Cap Rate (adjusted to reflect a 30-day month convention) rather than the applicable Net WAC Cap, and (y) for the Class B-10, Class B-11 and Class B-12 Certificates been equal to the Adjusted Cap Rate, and (2) a fraction, the numerator of which is the aggregate Class Certificate Balance of the interest-bearing classes of certificates (other than the Class AXPP Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior month (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

On each Distribution Date, to the extent of funds available, each interest-bearing class and component of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period.  This “Interest Distribution Amount” for any class will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Notional Amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amounts described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest (or, in the case of the IO Component, deposited in the Carryover Shortfall Reserve Fund) on the prior Distribution Dates and not subsequently distributed or deposited, as applicable (which are called “unpaid interest amounts”), reduced by any net deferred interest on the Mortgage Loans allocated to such class or component of certificates and any Net Interest Shortfalls as described below.

The “interest accrual period” for each Distribution Date and the LIBOR Certificates will be the period beginning on the previous Distribution Date (or the closing date, in the case of the first Distribution Date) and ending on the day immediately preceding that Distribution Date.  The “interest accrual period” for each Distribution Date and each other interest-bearing class of certificates will be the calendar month preceding the month that Distribution Date.  The interest accrual period for each Distribution Date and the LIBOR Certificates will be determined on the basis of an assumed 360-day year and the actual number of days that elapsed during the related interest accrual period.  The interest accrual period for each Distribution Date and each other interest-bearing class of certificates will be determined on the basis of an assumed 360-day year consisting of twelve 30 day months.

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the Mortgage Loans.  With respect to any Distribution Date, the “Net Interest Shortfall” is equal to

•	any net prepayment interest shortfalls for that Distribution Date and

•	the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction.

Net Interest Shortfalls for any Distribution Date will be allocated pro rata among all interest-bearing classes of certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local law.

With respect to any Distribution Date, a net prepayment interest shortfall is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans during exceeds the Compensating Interest for such Distribution Date.  A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month’s interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

If on any Distribution Date, Available Funds in the Certificate Account applied in the order described above under “—Priority of Distributions” are insufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall.  Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date.  A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month.  Any unpaid interest amount so carried forward will not bear interest.

Net Deferred Interest

With respect to each Mortgage Loan and each related Due Date, “deferred interest” will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment received for such Due Date.  Such excess may occur because the Mortgage Rates of the Mortgage Loans adjust monthly, while the monthly payments adjust less frequently resulting in negative amortization.

With respect to each Due Date, “net deferred interest” is equal to the excess, if any, of the aggregate amount of deferred interest that accrued on the Mortgage Loans as described above from the preceding Due Date to such Due Date, over any Principal Payment Amount for the related Distribution Date.

For any Distribution Date, the “Principal Payment Amount” is equal to the sum of all principal payments (including prepayments received on the Mortgage Loans during the related Prepayment Period, including the purchase price of any Mortgage Loans repurchased due to modifications of the Mortgage Loan in lieu of refinancing).  For any Distribution Date, the lesser of the Principal Payment Amount and the aggregate amount of deferred interest accrued on the Mortgage Loans from the preceding Due Date to the Due Date related to that Distribution Date will be distributed to the certificates as a distribution of interest on that distribution date in accordance with the priorities set forth above, and will not be distributed as principal on the certificates on that Distribution Date.  For purposes of this paragraph, deferred interest will first be allocated to the Principal Payment Amount to reduce prepayments received on the Mortgage Loans during the related Prepayment Period, including the purchase price of any Mortgage Loans repurchased due to modifications of the Mortgage Loan in lieu of refinancing and then to reduce scheduled payments of principal.

For any Distribution Date, the net deferred interest on the Mortgage Loans will reduce the amount of current interest on each class of certificates to which net deferred interest is allocated.  On each Distribution Date, the net deferred interest will be allocated to each class of certificates in an amount equal to the excess, if any, of (i) the interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Notional Amount, as the case may be, immediately prior to the applicable Distribution Date over (ii) the amount of interest to which such class would have been entitled if the pass-through rate for such class were equal to the Adjusted Cap Rate for such class and Distribution Date.

On each Distribution Date, any amount of net deferred interest allocable to a class of certificates (other than the Class AXPP Certificates) on such Distribution Date will be added as principal to the outstanding Class Certificate Balance of such class of certificates.  With respect to the Class AXPP Certificates and each Distribution Date, any amount of net deferred interest that is allocated to the IO Component on such Distribution Date will be added as principal to the outstanding component principal balance of the PO Component.

Carryover Shortfall Amounts

For each class of LIBOR Certificates and any Distribution Date, the “Carryover Shortfall Amount” will equal the sum of:

(i)
the excess, if any, of the amount of interest to which such class would have been entitled if the pass-through rate for such class were calculated without regard to the applicable Net WAC Cap, over the actual amount of interest to which such class is entitled to for such Distribution Date (in each case prior to any reduction for net deferred interest);

(ii)	any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)
interest for the applicable interest accrual period on the amount described in clause (ii) above based on the pass-through rate for the applicable class of certificates, determined without regard to the applicable Net WAC Cap.

Carryover Shortfall Reserve Fund.  Pursuant to the terms of the pooling and servicing agreement, the trustee will establish an account on behalf of the Class AXPP Certificates (the “Carryover Shortfall Reserve Fund”), which will be held in trust by the trustee on behalf of the holders of the LIBOR Certificates and the Class AXPP Certificate.  On the closing date, the depositor will cause to be deposited $3,000 in the Carryover Shortfall Reserve Fund, which is intended to cover the amount of Carryover Shortfall Amounts, if any, on the first or second Distribution Date.  The Carryover Shortfall Reserve Fund will not be an asset of any REMIC.  The Carryover Shortfall Reserve Fund and the Derivative Reserve Funds will be the only sources of payments of Carryover Shortfall Amounts to the holders of the LIBOR Certificates.

On each Distribution Date, the current interest that would otherwise be distributable with respect to the IO Component (after reductions due to net deferred interest allocated to the IO Component) will be deposited instead in the Carryover Shortfall Reserve Fund to the extent of the related Required Reserve Fund Deposit in the manner described below.

With respect to the IO Component and any Distribution Date, the “Required Reserve Fund Deposit” will be an amount equal to the lesser of (i) the current interest for the IO Component for such Distribution Date (after reductions due to such component’s share of any net deferred interest and after any reduction in current interest due to net interest shortfalls on such Distribution Date) and (ii) the amount, if any, required to bring the balance on deposit in the Carryover Shortfall Reserve Fund up to an amount equal to the greater of (a) the aggregate remaining Carryover Shortfall Amount for such Distribution Date with respect to the LIBOR Certificates (after distribution to the LIBOR Certificates of amounts in the Derivative Reserve Funds) and (b) $1,000.

On any Distribution Date for which a Carryover Shortfall Amount exists with respect to the LIBOR Certificates, the trustee will withdraw from the Carryover Shortfall Reserve Fund the lesser of the Required Reserve Fund Deposit and the amount on deposit in the Carryover Shortfall Reserve Fund and distribute such amount to such classes of certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date.  Any amounts that were distributable on such Distribution Date to the IO Component but were not used to pay Carryover Shortfall Amounts as described above will be distributed to the Class AXPP Certificates.

Principal

Principal Amount.  On each Distribution Date, the Principal Amount will be distributed as principal with respect to the senior certificates (or, with respect to the Class AXPP Certificates, the PO Component), in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

The “Principal Amount” for any Distribution Date will equal the sum of:

(a)
the excess, if any, of all monthly payments of principal due on each Mortgage Loan on the related Due Date over the excess, if any, of deferred interest for that Due Date over the Net Prepayments for that Distribution Date,

(b)
the principal portion of the purchase price of each Mortgage Loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

(c)	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the Distribution Date,

(d)
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)
with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

(f)	all Net Prepayments, if any, for that Distribution Date, and

(g)	any Subsequent Recoveries with respect to the Mortgage Loans received during the calendar month preceding the month of the Distribution Date.

Senior Principal Distribution Amount

On each Distribution Date, the Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal as follows:

first, to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

second, concurrently:

(A)           85.0001123082%, as follows:

(x)           70.0000880848%, concurrently, to the Class A-1-1 and Class A-1-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(y)           29.9999119152%, sequentially, to the Class A-2-1, Class A-2-2, Class A-2-3 and Class A-2-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(B)           14.9998876918%, to the Class A-3 Certificates, until its Class Certificate Balance is reduced to zero;

third, to the PO Component, until its component principal balance is reduced to zero; and

fourth, to the Certificate Insurer, any Reimbursement Amounts owing to the Certificate Insurer under the pooling and servicing agreement and commitment letter and any unpaid premium with interest at the late payment rate.

Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Principal Amount will be distributed, concurrently, as principal of the classes of senior certificates and the PO Component, pro rata, in accordance with their respective Class Certificate Balance or component principal balance immediately before that Distribution Date.

The capitalized terms used in this free writing prospectus shall have the following meanings:

For any Distribution Date, the “Net Prepayments” are equal to the excess, if any, of the (i) sum of all voluntary principal prepayments received on the Mortgage Loans during the related Prepayment Period, including the purchase price of any Mortgage Loans repurchased due to modifications of the mortgage rates over (ii) the aggregate amount of deferred interest accrued on the Mortgage Loans from the preceding Due Date to the Due Date related to that Distribution Date.

“Prepayment Period” means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

“Stated Principal Balance” means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayment of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs and increased by any deferred interest added to the principal balance on or prior to such Due Date.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of

(i)	the Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that Distribution Date,

(ii)	for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

(x)	the Senior Percentage of the Stated Principal Balance of the Mortgage Loan and

(y)	the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

(iii)	the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for the Distribution Date.

The “Senior Percentage” for any Distribution Date is the percentage equivalent (not greater than 100%) of a fraction the numerator of which is the aggregate of the Class Certificate Balances and component principal balances of each class and component of senior certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of the certificates immediately prior to that Distribution Date.

For any Distribution Date, the “Subordinated Percentage” for the subordinated certificates will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Senior Prepayment Percentage” for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%.  Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph.  This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the Pool Balance evidenced by the subordinated certificates.  Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The “Subordinated Prepayment Percentage” for any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage on that Distribution Date.

The Senior Prepayment Percentage for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for the Distribution Date.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

(i)
the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date does not equal or exceed 50%, and

(ii)	cumulative Realized Losses on the Mortgage Loans do not exceed

(a)
commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the “original subordinate principal balance”),

(b)	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

(c)	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

(d)	commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

(e)	commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date and thereafter, 50% of the original subordinate principal balance.

Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in June 2010, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date plus 50% of the Subordinated Percentage and (y) after the Distribution Date in June 2010, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the “Two Times Test”), the Senior Prepayment Percentage will equal the Senior Percentage.

If on any Distribution Date the allocation to the class or component of senior certificates then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the Senior Percentage and the Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Subordinated Principal Distribution Amount.  On each Distribution Date, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates.  Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal.  Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the “Applicable Credit Support Percentage”) is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the “Original Applicable Credit Support Percentage”), no distribution of Net Prepayments will be made to any of those classes (the “Restricted Classes”) and the amount of Net Prepayments otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of such class of subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

Class B-1	7.75%
Class B-2	6.00%
Class B-3	4.60%
Class B-4	4.20%
Class B-5	3.60%
Class B-6	3.20%
Class B-7	2.90%
Class B-8	2.60%
Class B-9	2.30%
Class B-10	2.00%
Class B-11	1.35%
Class B-12	0.55%

The “Subordinated Principal Distribution Amount” for any Distribution Date will equal the sum of

(i)	the Subordinated Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that Distribution Date,

(ii)
for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan, as of the Due Date in the month preceding the month of that Distribution Date and

(iii)	the Subordinated Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount and that Distribution Date.

Residual Certificates.  The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest.  In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates.  Because the other classes of certificates will be entitled to all principal and interest in respect of the Mortgage Loans, it is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

On each Distribution Date, any Realized Loss on the Mortgage Loans will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero.  Any remaining Realized Losses on the Mortgage Loans will be allocated to the senior certificates (other than the Notional Amount Certificates and the Class A-R Certificates) and the PO Component, pro rata, until their respective Class Certificate Balances and component principal balance have been reduced to zero; provided, however, that any Realized Losses on the Mortgage Loans that would otherwise be allocated to the senior certificates (other than the Notional Amount Certificates and the Class A-R Certificates) will instead first be allocated to the Class A-3 Certificates until its Class Certificate Balance is reduced to zero and, after the Class Certificate Balance of the Class A-3 Certificates is reduced to zero, any Realized Losses on the Mortgage Loans that would otherwise be allocated to the Class A-1-1 Certificates will instead first be allocated to the Class A-1-2 Certificates until its Class Certificate Balance is reduced to zero.

The “Senior Credit Support Depletion Date” is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

Because principal distributions are paid to some classes and component of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class L or Class C-X Certificates.

The Swap Contract, the Corridor Contract and the Cap Contract

The Swap Contract

DBNTC, as supplemental interest trustee on behalf of the supplemental interest trust will enter into an interest rate swap transaction, as evidenced by a confirmation (the “Swap Contract”) with the Swap Counterparty, for the benefit of the LIBOR Certificates and the Class AXPP Certificates.  The supplemental interest trustee and the Swap Counterparty will also enter into a 1992 ISDA Master Agreement (Multicurrency – Cross Border), and Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”).  The Swap Contract is subject to certain ISDA definitions.

On or prior to each Distribution Date through and including the Distribution Date in June 2012 (the “Swap Contract Termination Date”), the supplemental interest trustee will be obligated to pay to the Swap Counterparty an amount equal to the product of:

(a)           the Swap Contract Fixed Payment Rate for that Distribution Date,

(b)           250,

(c)           the Swap Contract Notional Balance for that Distribution Date, and

(d)           the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360.

In addition, on or prior to each Distribution Date to and including the Swap Contract Termination Date, the Swap Counterparty will be obligated to pay to the supplemental interest trustee an amount equal to the product of:

(a)           One-Month LIBOR,

(b)           250,

(c)           the Swap Contract Notional Balance for that Distribution Date and

(d)           the actual number of days in the related calculation period, divided by 360.

The “Swap Contract Fixed Payment Rate” and the “Swap Contract Notional Balance” for each Distribution Date each is as described in the following table (the “Swap Table”).

Month of Distribution Date	Swap Contract Notional Balance ($)	Swap Contract Fixed Payment Rate (%)
July 2007	1,702,632	6.00
August 2007	1,679,340	6.00
September 2007	1,653,444	6.00
October 2007	1,624,916	6.00
November 2007	1,593,944	6.00
December 2007	1,560,540	6.00
January 2008	1,524,764	6.00
February 2008	1,486,776	6.00
March 2008	1,446,296	6.00
April 2008	1,404,628	6.00
May 2008	1,361,260	6.00
June 2008	1,317,292	6.00
July 2008	1,273,076	5.70
August 2008	1,230,300	5.70
September 2008	1,188,932	5.70
October 2008	1,148,928	5.70
November 2008	1,110,244	5.70
December 2008	1,072,828	5.70
January 2009	1,036,648	5.70
February 2009	1,001,656	5.70
March 2009	967,816	5.00
April 2009	935,088	5.00
May 2009	903,436	5.00
June 2009	872,824	5.00
July 2009	843,220	5.00
August 2009	814,584	5.00
September 2009	787,444	5.00
October 2009	761,020	5.00
November 2009	735,360	5.00
December 2009	708,492	5.00
January 2010	683,448	5.00
February 2010	658,932	5.00
March 2010	633,540	5.00
April 2010	608,424	5.00
May 2010	582,224	5.00
June 2010	555,628	5.00
July 2010	528,420	4.50
August 2010	503,176	4.50
September 2010	479,144	4.50
October 2010	456,260	4.50
November 2010	434,468	4.50
December 2010	413,712	4.50
January 2011	393,936	4.50
February 2011	375,072	4.50
March 2011	357,092	4.50
April 2011	339,936	4.50
May 2011	323,576	4.50
June 2011	307,964	4.00
July 2011	293,044	4.00
August 2011	278,412	4.00
September 2011	261,076	4.00
October 2011	245,788	4.00
November 2011	227,700	4.00
December 2011	206,584	4.00
January 2012	182,324	4.00
February 2012	138,792	4.00
March 2012	117,988	4.00
April 2012	76,036	4.00
May 2012	46,576	4.00
June 2012	16,688	4.00
July 2012 and thereafter	0

Net Swap Payments; Application of Net Swap Payments

With respect to the Swap Contract, the supplemental interest trustee or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described above over the payment that it is entitled to receive from that other party as also described in the two preceding subsections.

In the event that a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date and Swap Contract, the trustee will deduct from Available Funds the amount of such Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) as described under the first bullet under “—Priority of Distributions” above and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Reserve Fund.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the supplemental interest trustee will deposit such payment into the Swap Reserve Fund.  The supplemental interest trustee will make a corresponding withdrawal of such amount to make distributions on the such Distribution Date with respect to any (a) current interest with respect to the LIBOR Certificates (or, to the extent that such current interest on the Class A-1-2, Class A-2-3 or Class A-3 Certificates was paid by a draw on the Policy, to reimburse the Certificate Insurer) and (b) any Carryover Shortfall Amounts with respect to the LIBOR Certificates, in each case prior to regular distributions of interest and Carryover Shortfall Amounts for that Distribution Date.  For any Distribution Date, amounts in the Swap Reserve Fund will be distributed with respect to any Carryover Shortfall Amounts in the following amounts and priority:

(1)           concurrently, to the classes of LIBOR Certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date and

(2)           concurrently, to the classes of LIBOR Certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid above, and

Any portion of any Net Swap Payment remaining after distribution on such Distribution Date in accordance with the preceding paragraph will be distributed to the Class AXPP Certificates.

Early Termination of the Swap Contract; Swap Termination Payments

The Swap Contract will be subject to early termination upon an event of default or a termination event under the Swap Contract.  Events of default under the Swap Contract include, among other things:

•	failure to make a payment due under the Swap Contract, one business day after notice of such failure is received,

•	certain insolvency or bankruptcy events, and

•	a merger by either party without an assumption of its obligations under the Swap Contract.

Termination events under the Swap Contract include, among other things:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Contract),

•
a tax event (which generally relates to either party to the Swap Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

•
a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

In addition to the termination events specified above, the Swap Contract will be subject to Additional Termination Events (as defined in the related ISDA Master Agreement).  These Additional Termination Events will occur under the Swap Contract if:

•
there is an amendment to the pooling and servicing agreement that could reasonably be expected to materially adversely affect the Swap Counterparty that is made without the prior written consent of that Swap Counterparty;

•
the rating, by any Rating Agency, of the Swap Counterparty’s unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a “Swap Counterparty Rating Downgrade”) as specified in the Swap Contract and the Swap Counterparty does not take certain action as specified in the Swap Contract, at its own expense, which may include (a) causing another entity to replace the Swap Counterparty that meets or exceeds the ratings requirements of the Rating Agencies, and that is approved by the supplemental interest trustee on terms substantially similar to the Swap Contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Swap Counterparty’s obligations under the Swap Contract that satisfies the ratings requirements of the Rating Agencies; (c) posting collateral in the amount and at the times required under the Credit Support Annex; or

•
the Swap Counterparty fails to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of the Swap Counterparty, provided the depositor is given notice) and any Rating Agency, if applicable.

“Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a Swap Counterparty Rating Downgrade.

A “Swap Termination Payment” is a termination payment required to be made by either the supplemental interest trustee or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract due to an event of default or termination event attributable to either party.  In the event that a Swap Termination Payment is payable by the Swap Counterparty in connection with the termination of the Swap Contract and such amount is not sufficient to procure a replacement swap contract, that Swap Termination Payment will be deposited in the Swap Reserve Fund and distributed to the holders of the LIBOR Certificates or the Class AXPP Certificates on future Distribution Dates to pay amounts as discussed above under “—Priority of Distributions.”

The Corridor Contract and the Cap Contract

The LIBOR Certificates and the Class C-X Certificates will have the benefit of both an interest rate corridor contract (the “Corridor Contract”) and an interest rate cap contract (the “Cap Contract”).  The Corridor Contract and the Cap Contract will be assets of the supplemental interest trust created under the pooling and servicing agreement for the benefit of the LIBOR Certificates and the Class C-X Certificates.  The Corridor Contract and the Cap Contract each will be evidenced by a confirmation between The Bank of New York (the “Corridor Counterparty” or the “Cap Counterparty,” as applicable) and the supplemental interest trustee on behalf of the supplemental interest trust.

Beginning with the Distribution Date in November 2007 and up to and including the Distribution Date in May 2012 (the “Corridor Contract Termination Date”), the LIBOR Certificates and the Class C-X Certificates will have the benefit of the Corridor Contract.  On or prior to the Corridor Contract Termination Date, the amount payable by the Corridor Counterparty under the Corridor Contract will equal the product of:

(i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Counterparty) and (B) 9.50% over (y) the related Corridor Contract Strike Rate for such Distribution Date,

(ii) the Corridor Contract Notional Balance for such Distribution Date, and

(iii) the actual number of days in the related calculation period divided by 360.

The “Corridor Contract Notional Balance” and the “Corridor Contract Strike Rate” are as described in the following table:

Month of Distribution Date	Corridor Contract Notional Balance($)	Corridor Contract Strike Rate (%)
November 2007	62,000	7.89569
December 2007	688,000	8.09890
January 2008	1,548,000	7.89573
February 2008	2,626,000	7.89575
March 2008	3,947,000	8.31616
April 2008	5,400,000	7.89579
May 2008	7,027,000	8.09900
June 2008	8,737,000	7.89583
July 2008	10,500,000	8.09905
August 2008	12,174,000	7.89587
September 2008	13,762,000	7.89590
October 2008	15,266,000	8.09912
November 2008	16,690,000	7.89594
December 2008	18,038,000	8.09916
January 2009	19,312,000	7.89599
February 2009	20,515,000	7.89601
March 2009	21,650,000	8.54919
April 2009	22,720,000	7.89606
May 2009	23,726,000	8.09929
June 2009	24,673,000	7.89612
July 2009	25,562,000	8.09935
August 2009	26,396,000	7.89617
September 2009	27,130,000	7.89620
October 2009	27,830,000	8.09943
November 2009	28,490,000	7.89625
December 2009	29,274,000	8.10462
January 2010	29,929,000	7.90230
February 2010	30,563,000	7.90230
March 2010	31,293,000	8.55611
April 2010	32,023,000	7.90228
May 2010	32,864,000	8.10569
June 2010	33,759,000	7.90226
July 2010	34,726,000	8.10566
August 2010	35,548,000	7.90222
September 2010	36,290,000	7.90220
October 2010	40,652,000	8.10557
November 2010	41,306,000	7.90213
December 2010	41,885,000	7.30723
January 2011	42,392,000	7.10424
February 2011	42,827,000	7.10410
March 2011	43,197,000	7.75790
April 2011	43,554,000	7.10364
May 2011	43,849,000	7.30679
June 2011	44,087,000	7.10303
July 2011	44,265,000	7.30606
August 2011	44,402,000	7.10514
September 2011	44,770,000	7.14519
October 2011	44,942,000	7.37799
November 2011	45,358,000	7.23372
December 2011	46,075,000	7.56339
January 2012	47,102,000	7.53918
February 2012	49,917,000	8.02557
March 2012	50,670,000	8.71357
April 2012	53,383,000	8.73652
May 2012	54,972,000	9.40057
June 2012 and thereafter	0

Beginning with the Distribution Date in September 2007 and up to and including the Distribution Date in February 2027 (the “Cap Contract Termination Date”), the LIBOR Certificates and the Class C-X Certificates will have the benefit of the Cap Contract.  On or prior to the Cap Contract Termination Date, the amount payable by the Cap Counterparty under the Cap Contract will equal the product of:

(i) the excess (if any) of (x) One-Month LIBOR (as determined by the Corridor Counterparty) over (y) the related Cap Contract Cap Rate for such Distribution Date,

(ii) the Cap Contract Notional Balance for such Distribution Date, and

(iii)  the actual number of days in the related calculation period, divided by 360.

The “Cap Contract Notional Balance” and the “Cap Contract Strike Rate” are as described in the following table:

Month of Distribution Date	Cap Contract Notional Balance($)	Cap Contract Strike Rate(%)
September 2007	22,671,000	6.65727
October 2007	22,671,000	6.86920
November 2007	22,671,000	6.65730
December 2007	22,671,000	6.86924
January 2008	22,671,000	6.65734
February 2008	22,671,000	6.65736
March 2008	22,671,000	7.09583
April 2008	22,671,000	6.65741
May 2008	22,671,000	6.86934
June 2008	22,671,000	6.65745
July 2008	22,671,000	6.86939
August 2008	22,671,000	6.65749
September 2008	22,671,000	6.65752
October 2008	22,671,000	6.56946
November 2008	22,671,000	6.35756
December 2008	22,671,000	6.56951
January 2009	22,671,000	6.35761
February 2009	22,671,000	6.35764
March 2009	22,671,000	7.03884
April 2009	22,671,000	6.35769
May 2009	22,671,000	6.56964
June 2009	22,671,000	6.35774
July 2009	22,671,000	6.56969
August 2009	22,671,000	6.35779
September 2009	22,671,000	6.35782
October 2009	22,671,000	6.56977
November 2009	22,671,000	6.35787
December 2009	22,671,000	6.57503
January 2010	22,671,000	6.36400
February 2010	22,671,000	6.36400
March 2010	22,671,000	7.04587
April 2010	22,671,000	6.36401
May 2010	22,671,000	6.57615
June 2010	22,671,000	6.36401
July 2010	22,671,000	6.57614
August 2010	22,671,000	6.36400
September 2010	22,671,000	6.36398
October 2010	22,671,000	6.57609
November 2010	22,671,000	6.36394
December 2010	22,671,000	6.58016
January 2011	22,671,000	6.36887
February 2011	22,671,000	6.32000
March 2011	22,671,000	6.32000
April 2011	22,671,000	6.32000
May 2011	22,671,000	6.32000
June 2011	22,671,000	6.32000
July 2011	22,671,000	6.32000
August 2011	22,671,000	6.32000
September 2011	22,671,000	6.32000
October 2011	22,671,000	6.32000
November 2011	22,671,000	6.32000
December 2011	22,671,000	6.53825
January 2012	22,671,000	6.55547
February 2012	22,671,000	6.91771
March 2012	22,671,000	7.92515
April 2012	22,671,000	8.09581
May 2012	22,671,000	9.43086
June 2012	22,671,000	10.29828
July 2012	22,671,000	10.65804
August 2012	22,671,000	10.29971
September 2012	22,671,000	10.29971
October 2012	22,671,000	10.66053
November 2012	22,671,000	10.30347
December 2012	22,671,000	10.66192
January 2013	22,671,000	10.30347
February 2013	22,671,000	10.30347
March 2013	22,671,000	11.45563
April 2013	22,671,000	10.30402
May 2013	22,671,000	10.66249
June 2013	22,671,000	10.30402
July 2013	22,671,000	10.66249
August 2013	22,671,000	10.30402
September 2013	22,671,000	10.30402
October 2013	22,671,000	10.66249
November 2013	22,671,000	10.30402
December 2013	22,671,000	10.66249
January 2014	22,671,000	10.30402
February 2014	22,671,000	10.30402
March 2014	22,671,000	11.46346
April 2014	22,671,000	10.43258
May 2014	22,671,000	10.90610
June 2014	22,671,000	10.74921
July 2014	22,671,000	11.13011
August 2014	22,671,000	10.75655
September 2014	22,671,000	10.75655
October 2014	22,671,000	11.13011
November 2014	22,671,000	10.75655
December 2014	22,671,000	11.13011
January 2015	22,671,000	10.75655
February 2015	22,671,000	10.75655
March 2015	22,671,000	11.95726
April 2015	22,671,000	10.75655
May 2015	22,671,000	11.13011
June 2015	22,671,000	10.75655
July 2015	22,671,000	11.13011
August 2015	22,671,000	10.75655
September 2015	22,671,000	10.75655
October 2015	22,671,000	11.13011
November 2015	22,671,000	10.75655
December 2015	22,671,000	11.13011
January 2016	22,671,000	10.75655
February 2016	22,671,000	10.75655
March 2016	22,671,000	11.52942
April 2016	22,671,000	10.75655
May 2016	22,671,000	11.13011
June 2016	22,671,000	10.75655
July 2016	22,671,000	11.13011
August 2016	22,671,000	10.75655
September 2016	22,671,000	10.75655
October 2016	22,671,000	11.13009
November 2016	22,671,000	10.75652
December 2016	22,671,000	11.13002
January 2017	22,671,000	10.75641
February 2017	22,671,000	10.75632
March 2017	22,671,000	11.95691
April 2017	22,671,000	10.75613
May 2017	22,671,000	11.12958
June 2017	22,671,000	10.75600
July 2017	22,671,000	11.12955
August 2017	22,671,000	10.75604
September 2017	22,671,000	10.75606
October 2017	22,671,000	11.12962
November 2017	22,671,000	10.75611
December 2017	22,671,000	11.12967
January 2018	22,671,000	10.75615
February 2018	22,671,000	10.75618
March 2018	22,671,000	11.95687
April 2018	22,671,000	10.75622
May 2018	22,671,000	11.12979
June 2018	22,671,000	10.75627
July 2018	22,420,000	11.12984
August 2018	22,094,000	10.75632
September 2018	21,770,000	10.75634
October 2018	21,449,000	11.12991
November 2018	21,131,000	10.75639
December 2018	20,815,000	11.12996
January 2019	20,503,000	10.75644
February 2019	20,193,000	10.75646
March 2019	19,885,000	11.95718
April 2019	19,580,000	10.75651
May 2019	19,278,000	11.13009
June 2019	18,979,000	10.75656
July 2019	18,682,000	11.13014
August 2019	18,387,000	10.75661
September 2019	18,096,000	10.75664
October 2019	17,806,000	11.13022
November 2019	17,519,000	10.75669
December 2019	17,235,000	11.13027
January 2020	16,953,000	10.75674
February 2020	16,673,000	10.75677
March 2020	16,396,000	11.52967
April 2020	16,121,000	10.75682
May 2020	15,849,000	11.13041
June 2020	15,579,000	10.75687
July 2020	15,311,000	11.13046
August 2020	15,046,000	10.75692
September 2020	14,782,000	10.75695
October 2020	14,522,000	11.13054
November 2020	14,263,000	10.75700
December 2020	14,006,000	11.1306
January 2021	13,752,000	10.75706
February 2021	13,500,000	10.75708
March 2021	13,250,000	11.95787
April 2021	13,002,000	10.75714
May 2021	12,756,000	11.13074
June 2021	12,513,000	10.75719
July 2021	12,271,000	11.13079
August 2021	12,032,000	10.75725
September 2021	11,795,000	10.75728
October 2021	11,559,000	11.13088
November 2021	11,326,000	10.75733
December 2021	11,094,000	11.13094
January 2022	10,865,000	10.75739
February 2022	10,638,000	10.75741
March 2022	10,412,000	11.95824
April 2022	10,189,000	10.75747
May 2022	9,967,000	11.13108
June 2022	9,747,000	10.75753
July 2022	9,529,000	11.13114
August 2022	9,313,000	10.75758
September 2022	9,099,000	10.75761
October 2022	8,887,000	11.13123
November 2022	8,676,000	10.75767
December 2022	8,467,000	11.13129
January 2023	8,260,000	10.75773
February 2023	8,055,000	10.75776
March 2023	7,852,000	11.95862
April 2023	7,650,000	10.75781
May 2023	7,450,000	11.13144
June 2023	7,252,000	10.75787
July 2023	7,055,000	11.13150
August 2023	6,860,000	10.75793
September 2023	6,667,000	10.75796
October 2023	6,475,000	11.13159
November 2023	6,285,000	10.75802
December 2023	6,097,000	11.13165
January 2024	5,910,000	10.75808
February 2024	5,725,000	10.75811
March 2024	5,541,000	11.53111
April 2024	5,359,000	10.75817
May 2024	5,178,000	11.13180
June 2024	4,999,000	10.75823
July 2024	4,822,000	11.13186
August 2024	4,646,000	10.75829
September 2024	4,471,000	10.75831
October 2024	4,298,000	11.13196
November 2024	4,126,000	10.75837
December 2024	3,956,000	11.13202
January 2025	3,788,000	10.75843
February 2025	3,620,000	10.75846
March 2025	3,455,000	11.95940
April 2025	3,290,000	10.75852
May 2025	3,127,000	11.13217
June 2025	2,965,000	10.75858
July 2025	2,805,000	11.13223
August 2025	2,646,000	10.75864
September 2025	2,488,000	10.75867
October 2025	2,332,000	11.13232
November 2025	2,177,000	10.75873
December 2025	2,024,000	11.13238
January 2026	1,871,000	10.75879
February 2026	1,720,000	10.75882
March 2026	1,570,000	11.95979
April 2026	1,422,000	10.75887
May 2026	1,274,000	11.13253
June 2026	1,128,000	10.75893
July 2026	983,000	11.13259
August 2026	840,000	10.75899
September 2026	697,000	10.75902
October 2026	556,000	11.13268
November 2026	416,000	10.75908
December 2026	277,000	11.13274
January 2027	140,000	10.75913
February 2027	3,000	10.75916
March 2027 and thereafter	0

The Corridor Contract and the Cap Contract each will be subject to early termination only in limited circumstances.  These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Counterparty or the Cap Counterparty, as applicable, or the issuing entity, the failure by the Corridor Counterparty or the Cap Counterparty (within one business day after notice of the failure is received by such counterparty), as applicable, to make a payment due under the related contract and the related contract becoming illegal or subject to certain kinds of taxation.

In addition to the termination events specified above, it will be a termination event under the Corridor Contract and the Cap Contract if the rating, by any Rating Agency, of the Corridor Counterparty’s or Cap Counterparty’s (as applicable) unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a “Counterparty Rating Downgrade”) as specified in the Corridor Contract or the Cap Contract and the Corridor Counterparty or the Cap Counterparty, as applicable, does not take certain action as specified in each contract, at its own expense, which may include (a) causing another entity to replace the such counterparty that meets or exceeds the ratings requirements of the Rating Agencies, on terms substantially similar to the related contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor such counterparty’s obligations under the related contract that satisfies the ratings requirements of the Rating Agencies; (c) posting collateral in accordance with the terms of the Corridor Contract or the Cap Contract, as applicable; or (d) establishing any other arrangement satisfactory to the applicable Rating Agency.

Finally, an additional termination event under the Corridor Contract or the Cap Contract will exist if the Corridor Counterparty or the Cap Counterparty, as applicable, fails to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract or the Cap Contract, and the Corridor Counterparty or the Cap Counterparty, as applicable, fails to transfer the Corridor Contract or the Cap Contract, as applicable, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract or the Cap Contract, as applicable, and (iii) is approved by the depositor and any Rating Agency, if applicable.

If the Corridor Contract or the Cap Contract is terminated early, the Corridor Counterparty or Cap Counterparty, as applicable, may owe a termination payment, payable in a lump sum.  Any termination payment received from the Corridor Counterparty or Cap Counterparty, as applicable, will be paid to the supplemental interest trustee, and will be deposited by the supplemental interest trustee in the Cap Contract Reserve Fund or Cap Contract Reserve Fund, as applicable and applied on future Distribution Dates to pay the amounts described above until the Corridor Contract Termination Date or the Cap Contract Termination Date, as applicable.  However, the pooling and servicing agreement does not provide for the substitution or a replacement of the Corridor Contract or the Cap Contract, as applicable, in the event of a termination of the related contract or in any other circumstance, and  if a termination occurs under either contract, there can be no assurance that the amount that a termination payment will be paid to the supplemental interest trustee will be sufficient to pay the amounts described above.

Distributions From the Corridor Contract Reserve Fund and the Cap Contract Reserve Fund

On each Distribution Date, the supplemental interest trustee shall distribute all amounts on deposit in the Corridor Contract Reserve Fund in the following amounts and priority:

(1)           concurrently, to the classes of LIBOR Certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date,

(2)           concurrently, to the classes of LIBOR Certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid above, and

(3)           any remaining amounts, to the Class C-X Certificates in accordance with the pooling and servicing agreement.

On each Distribution Date, the supplemental interest trustee shall distribute all amounts on deposit in the Cap Contract Reserve Fund in the following amounts and priority:

(1)           to the Class A-2-3 Certificates, up to the amount of the Carryover Shortfall Amount with respect to the Class A-2-3 Certificates for such Distribution Date,

(2)           concurrently, to the classes of LIBOR Certificates (other than the Class A-2-3 Certificates), pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date,

(3)           concurrently, to the classes of LIBOR Certificates (other than the Class A-2-3 Certificates), pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid above, and

(4)           any remaining amounts, to the Class C-X Certificates in accordance with the pooling and servicing agreement.

Additional Matters Regarding the Swap Contract, the Corridor Contract and the Cap Contract

The certificates do not represent an obligation of the Swap Counterparty, the Cap Counterparty, the Corridor Counterparty or the supplemental interest trustee.  The holders of the certificates are not parties to or beneficiaries under the Swap Contract, the Corridor Contract or the Cap Contract and will not have any right to proceed directly against the Swap Counterparty, the Corridor Counterparty, the Cap Counterparty or the supplemental interest trustee in respect of their obligations under either the Swap Contract, the Corridor Contract or the Cap Contract.

The Swap Contract, the Corridor Contract and the Cap Contract each will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the closing date.

Determination of LIBOR

LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such interest accrual period (a “LIBOR Determination Date”).  On each LIBOR Determination Date the trustee, as calculation agent (in such capacity, the “Calculation Agent”), will establish LIBOR for the interest accrual period on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one-month deposits in U.S. dollars as found on Reuters Page LIBOR01 as of 11:00 a.m. London time on each LIBOR Determination Date (“LIBOR”).  Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market.  Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.  “Reuters Page LIBOR01” means the display page designated as the “LIBOR01” page on Reuters (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).  “London Business Day” means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the method described in the prospectus under “Description of the Securities—Indices Applicable to Floating Rate and Inverse Floating Rate Classes—LIBOR.”

If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial LIBOR Determination Date will be 5.32%.

Credit Enhancement

Subordination

Any Realized Losses on the Mortgage Loans that are allocable to the senior certificates will be allocated among the related classes and component of senior certificates as specified in this free writing prospectus

The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus.  The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses on the Mortgage Loans.  Realized Losses on the Mortgage Loans will be allocated to the subordinated certificates then outstanding with the highest numerical class designation.

A “Deficient Valuation” is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.